STANDEX [LOGO]

6 Manor Parkway Salem, New Hampshire 03079

September 18, 2007

To the Stockholders of Standex International Corporation:

      You are cordially invited to attend the Annual Meeting of Stockholders of Standex International Corporation, which will be held at Bank of America, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 30, 2007 at 11:00 a.m.

      We hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please vote your proxy card promptly, in accordance with the instructions on the card, in order to ensure that your shares will be represented. If you do attend the meeting, you may vote your shares personally.

      This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and discussion period.

Sincerely,

/s/ Roger L. Fix

Roger L. Fix
President/Chief Executive Officer

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STANDEX [LOGO]

6 Manor Parkway Salem, New Hampshire 03079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The Annual Meeting of Stockholders of Standex International Corporation (the "Company") will be held at Bank of America, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 30, 2007, at 11:00 am, local time for the following purposes:

1.	To fix the number of directors at ten and to elect three directors to hold office for three-year terms ending on the date of the Annual Meeting of Stockholders in 2010;

2.	To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares available for purchase by 200,000;

3.	To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2008; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on September 10, 2007 will be entitled to notice of and to vote at the meeting.

Please vote by proxy using any one of the following methods:

(a)	Use the toll free telephone number shown on your proxy card or voting instructions form (if you receive proxy materials from a broker or a bank);

(b)	Visit the Internet Web site at: www.computershare.com/expressvote, or follow your broker's instructions relative to Internet voting; or

(c)	Mark, date, sign and mail your proxy card in the prepaid envelope provided.

By Order of the Board of Directors,

/s/ Deborah A. Rosen

Deborah A. Rosen, Secretary

September 18, 2007 Salem, New Hampshire

IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

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STANDEX INTERNATIONAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS October 30, 2007

      This Proxy Statement is being furnished on or about September 18, 2007, in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, October 30, 2007. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, will be voted for the election of each of the individuals nominated by the Board of Directors and in favor of the other proposals set forth in the Notice of Meeting.

      The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock voting, in person or by proxy, at the Annual Meeting. The adoption of the amendment to the Employee Stock Purchase Plan, and the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors, will require the affirmative vote of a majority of the shares of Common Stock of the Company voting on the proposal, in person or by proxy, at the Annual Meeting. Stockholders may vote in favor of all nominees for Director, or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals, stockholders should specify their choice on the enclosed form of proxy.

      Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

Any proxy may be revoked at any time before it is exercised by delivery of written notice to the Secretary of the Company or by executing a subsequent proxy.

      The Board of Directors has fixed September 10, 2007 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. At the record date, there were outstanding and entitled to vote12,442,005 shares of the Common Stock of the Company. Each share is entitled to one vote.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors and officers, without additional remuneration, may solicit proxies in person and by telecommunications. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

      To assure the presence in person or by proxy of the necessary quorum for holding the meeting, the Company has employed the firm of Morrow & Co., Inc. to assist in soliciting proxies by mail, telephone, facsimile and personal interview for a fee estimated at approximately $5,000 plus disbursements.

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PROPOSAL 1--ELECTION OF DIRECTORS

      The persons named in the enclosed proxy will vote to fix the number of directors at ten and to elect as directors William R. Fenoglio, H. Nicholas Muller, III, and Deborah A. Rosen for three-year terms expiring in 2010, unless authority to vote for the election of directors is withheld by marking the proxy to that effect. No proxy can be voted for a greater number of persons than the three nominees named below.

      The terms of two longstanding directors are expiring on the date of the Annual Meeting of Shareholders to which this proxy relates. Thomas L. King and Walter F. Greeley have reached the mandatory director retirement age and thus are retiring from the Board effective October 30, 2007. Mr. King, the former Company President and CEO and later Chairman and Vice Chairman of the Board, has served the Company as a director since 1970. Mr. Greeley, retired Vice President and General Counsel of Cabot Corporation, served as a director since 1989. Both gentlemen were important contributors over many years, and the Company thanks them for their service and dedication.

      In the event that any nominee for election should become unavailable, the person acting under the proxy may vote for the election of a substitute. Management has no reason to believe that any nominee will become unavailable.

Information about each director and nominee for director at July 31, 2007 follows:

Nominees for Directors for Terms Expiring In 2010	Principal Occupation During Past Five Years and Certain Other Directorships

William R. Fenoglio Director Since 1997 Age 68	President and CEO of Augat, Inc. (a manufacturer of electronic components) from 1994 through 1996.
Director of IDG, Inc.

H. Nicholas Muller, III, Ph.D. Director Since 1984 Age 68	President and CEO of The Frank Lloyd Wright Foundation (a foundation promoting the work of Frank Lloyd Wright) from May 1996 through March 2002.

Deborah A. Rosen Director Since 2001 Age 52

Chief Legal Officer of the Company since October 2001; Vice President of the Company since July 1999; General Counsel of the Company from January 1998 to October 2001; Secretary of the Company since October 1997.

Directors to Continue In Office for Terms Expiring In 2009	Principal Occupations During Past Five Years and Certain Other Directorships

Charles H. Cannon, Jr. Director Since 2004 Age 55

Senior Vice President of FMC Technologies, Inc. (a manufacturer of systems and products for the energy, food processing and air transportation industries) since March 2004; prior thereto Vice President of FMC Technologies, Inc. from February 2001 through February 2004.

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Directors to Continue In Office for Terms Expiring In 2009	Principal Occupations During Past Five Years and Certain Other Directorships

Christian Storch Director Since 2004 Age 47	Vice President/Chief Financial Officer of the Company since September 2001; Treasurer of the Company from November 2003 to April 2006.

Edward J. Trainor Director Since 1994 Age 67

Chairman of the Board of Directors of the Company since December 2001; prior thereto, Chief Executive Officer of the Company from July 1995 to December 2002 and President of the Company from July 1994 to December 2001.

Director of Mestek, Inc. Director of Omega Flex, Inc.

Directors to Continue in Office for Terms Expiring In 2008	Principal Occupations During Past Five Years and Certain Other Directorships

Thomas E. Chorman Director Since 2004 Age 53

Principal and CEO of Foam Partners, LLC (a fabricator of polyurethane foam products) from June 2006 to the present; Partner and President of Boomer Capital (a leadership consulting and career placement service) from June 2007 to the present. Prior thereto, President/Chief Executive Officer of Foamex International, Inc. (a manufacturer of comfort cushioning for the furnishings and automotive markets) from September 2001 through June 2006.

During Mr. Chorman's tenure as President/CEO of Foamex, record raw material costs and the maturity of legacy debt forced a voluntary Chapter 11 filing in September 2005 for U.S. operations in order to facilitate the implementation of restructuring initiatives. On February 12, 2007, Foamex emerged from bankruptcy, paying 100 cents on the dollar to all creditors.

Gerald H. Fickenscher Director Since 2004 Age 64	Vice President--Europe, Middle East and Africa, Crompton Corporation (a specialty chemicals company) from 1994 through September 2003.

Roger L. Fix Director Since 2001 Age 54	Chief Executive Officer of the Company since January 2003; President of the Company since December 2001.

Director of Flowserve Corporation.

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Directors to Continue in Office for Terms Expiring In 2008	Principal Occupations During Past Five Years and Certain Other Directorships

Daniel B. Hogan, J.D., Ph.D. Director Since 1983 Age 64

Executive Director, Fathers and Families (a nonprofit organization advocating shared parenting) from February 2006 to July 2007; Managing Director, Fathers and Families from October 2003 to January 2006; President, The Apollo Group (management consultants) from March through October 2003 and from 1991 through 2001; Associate, Stratin Consulting from October 2001 to February 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

Determination of Independence

      In July 2003, the Board of Directors adopted Corporate Governance Guidelines, which are available under the heading "Corporate Governance" on the Company's web site at www.standex.com. Under these Guidelines, the Board requires that at least a majority of directors be "independent" as defined by the New York Stock Exchange ("NYSE") listing standards. Pursuant to the NYSE standards, the Board annually undertakes an analysis of "independence" as the criteria apply to each director and nominee for director.

      The NYSE rules require that, in order to be considered independent, each director or nominee have no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company), nor may any director or nominee have any prohibited relationships, such as certain employment relationships with the Company, its independent auditor or another organization in business with the Company.

The Board has affirmatively determined that the following directors are independent: Messrs. Cannon, Chorman, Fenoglio, Fickenscher, Hogan, and Muller.

      In assessing Mr. Hogan's independence, the Board considered that Mr. Hogan is the son of Daniel E. Hogan, who was a co-founder of the Company and served in various capacities with the Company (including terms as President and CEO) through 1985. Daniel E. Hogan served as a consultant to the Company from 1985 until his death in 1991. The Board determined that this familial relationship between Director Daniel B. Hogan, who has never been employed by the Company, and Company co-founder Daniel E. Hogan did not create a relationship between Director Hogan and the Company which in any way compromised the exercise of his disinterested and independent judgment as a director, and thus concluded that he is independent within the meaning of the NYSE rules.

      The remaining Board members were determined by the Board not to be independent due to their status as currently employed executives of the Company (in the case of Mr. Fix, Mr. Storch and Ms. Rosen) or due to the receipt of direct compensation from the Company within the past three years in excess of $100,000 per year (in the case of Mr. Trainor, pursuant to a two-year Consulting Agreement which terminated December 31, 2004). Mr. Trainor will be considered independent under the Board's corporate governance guidelines on January 1, 2008.

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The Board will continue to monitor all of its members' activities on an ongoing basis to ensure the independence of a majority of the Company's directors.

Certain Relationships and Related Transactions

      The Company monitors any transaction between the Company and its directors, executive officers, greater than 5% beneficial owners and their respective immediate family members, where the amount involved exceeds or is expected to exceed $120,000 during the fiscal year. Annual questionnaires inquiring about any potential transaction are completed and submitted to the Chief Legal Officer of the Company. There were no transactions during the fiscal year with any related person, promoter or control person that are required to be disclosed or reported under applicable SEC and NYSE rules.

      In addition, the Company's Code of Conduct requires all officers, directors and employees to avoid engaging in any activity that might create a conflict of interest. All individuals are required to report any proposed transaction that might reasonably be perceived as conflicting with the Company's interest to their supervisor and/or the Chief Legal Officer.

STOCK OWNERSHIP IN THE COMPANY

Stock Ownership by Directors, Nominees for Director and Executive Officers

      The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of July 31, 2007 of each director, each nominee for re-election, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

	Beneficial Ownership (1)

Name	No. of Shares		Percent of Outstanding Common Stock

John Abbott	6,538	(2)	**
Charles F. Cannon, Jr.	3,448	(3)	**
Thomas E. Chorman	2,748		**
William R. Fenoglio	4,748		**
Gerald H. Fickenscher	2,748		**
Roger L. Fix	120,916		1.0
Walter F. Greeley	5,248		**
Daniel B. Hogan, Ph.D.	58,262	(4)	**
Thomas L. King	15,464		**
H. Nicholas Muller, III, Ph.D.	6,878		**
Deborah A. Rosen	29,164	(3)	**
Duane L. Stockburger	15,396	(3)	**
Christian Storch	34,062	(3)	**
Edward J. Trainor	10,928	(3)	**

All Directors and Executive Officers as a Group (16 Persons)	312,393		2.5

(footnotes on following page)

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**	Less than 1% of outstanding Common Stock.
(1)

As used herein, "beneficial ownership" means the sole or shared power to vote, and/or the sole or shared investment power with respect to shares of Common Stock. The directors have sole voting and investment power with respect to the shares shown as beneficially owned by them except for 2,000 shares for Mr. Fenoglio and 1,200 shares for Mr. Greeley, which are jointly held with their respective spouses. The shares owned by spouses or children of certain directors have not been included because the respective directors have disclaimed beneficial interest in the shares. These shareholdings are: Mr. Hogan's children (4,000).

(2)	The number includes 3,500 shares held in a revocable trust, of which Mr. Abbott is the sole trustee. The trust is held for the benefit of Mr. Abbott, his spouse and their children.
(3)

The numbers listed include estimates of the shares held in the Employees' Stock Ownership ("ESOP") portion of the Standex Retirement Savings Plan at June 30, 2007, which are vested to the accounts of Messrs. Fix, Storch, Stockburger, Trainor and Ms. Rosen. These individuals have voting power over the shares allocated to them in this Plan. The number of ESOP shares included above may differ slightly from the ESOP shares reported on Form 4s and filed with the Securities and Exchange Commission, due to the Company's adoption in April 2002 of unitized accounting for the ESOP, under which each participant is allocated a number of units (comprised of Company shares plus between 0% and 3% of their ESOP investment in cash), rather than a defined number of Company ESOP shares.

The numbers also include the following shares which are capable of being purchased by exercise of stock options or will be converted from restricted stock units into shares of common stock within 60 days of July 31, 2007: Mr. Fix (25,013); Mr. Storch (8,894); Ms. Rosen (13,922); and Mr. Stockburger (5,197).

(4)	The number includes two trusts holding 33,188 and 19,710 shares respectively, of which Mr. Hogan is a trustee.

Stock Ownership of Certain Beneficial Owners

The table below sets forth each stockholder who, based on public filings, is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of July 31, 2007.

	Beneficial Ownership

Name and Address of Beneficial Owner	No. of Shares		Percent of Outstanding Common Stock

Fidelity Management Trust Company, an affiliate of Fidelity	580,256	(1)	4.67%
Investments, as trustee of the Standex International Corporation Retirement Savings Plan Trust (formerly the Employees' Stock Ownership Trust) 82 Devonshire Street Boston, MA 02109

Wedge Capital Management LLP	703,460	(2)	5.7%
301 South College Street Charlotte, NC 28202-6002

Royce & Associates LLC	751,900	(3)	6.05%
1414 Avenue of the Americas New York, NY 10019

(footnotes on following page)

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(1)

This number includes shares allocated to participating employees' accounts over which such participants have sole voting power. Beneficial ownership shown is as set forth in the Company's most recent statement on Schedule 13D/A filed on October 11, 2006 for the period ended September 30, 2006.

(2)

Wedge Capital Management LLP is an investment advisory company registered under Section 203 of the Investment Advisers Act of 1940. It manages funds for clients. Its beneficial ownership is as set forth in its most recent statement on Schedule 13G, filed on February 12, 2007 for the period ended December 31, 2006, and consists of 703,460 shares over which it has sole power to vote or to direct the vote.

(3)

Royce & Associates LLP is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Its beneficial ownership is as set forth in its most recent statement on Schedule 13G/A, filed on January 25, 2007 for the same period.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OPERATION OF EXECUTIVE COMPENSATION PROGRAM

      Under its charter, which can be accessed at www.standex.com, the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of four "independent" directors of the Company, as such term is defined under the applicable rules of the New York Stock Exchange, is responsible for establishing, overseeing, amending and administering the Company's executive compensation program. It is specifically responsible for establishing and approving all elements of the compensation provided to the "named executive officers" of the Company, who are as follows:

Roger L. Fix	President and Chief Executive Officer
Christian Storch	Vice President and Chief Financial Officer
Deborah A. Rosen	Vice President, Secretary and Chief Legal Officer
Duane L. Stockburger	Group Vice President, Food Service Equipment Group (Mr. Stockburger retired on June 30, 2007)
John Abbott	Group Vice President, Food Service Equipment Group (Mr. Abbott became employed by the Company on December 11, 2006 and succeeded Mr. Stockburger)

      In fulfilling its role, the Committee is assisted by members of the Company's management, in particular Mr. Fix and the Vice President of Human Resources and by Watson Wyatt, an independent compensation and benefits consulting firm which has been retained by the Committee to provide executive compensation consulting services. Watson Wyatt also performs actuarial and related work for the Company, primarily with respect to the Company's defined benefit pension plans.

      The Committee is responsible for insuring that the executive compensation program is effective in attracting, retaining and motivating qualified executive talent. In meeting this responsibility, the Committee continuously examines the elements of the program to satisfy itself that those goals are being met. The Committee uses Watson Wyatt's expertise on an ongoing basis to insure that the program is competitive with those of other companies, and that proper benchmarks are used against which to measure the program's competitiveness and effectiveness. The Committee also seeks the views of Mr. Fix and the Vice President of Human Resources with respect to the effectiveness of the program, especially with regard to its motivational effects on the Company's executives.

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      As a part of its ongoing review of the program, the Committee conducted an effort in fiscal 2007 to determine whether the performance share component of the long-term incentive portion of the program needed to be modified, to provide a more effective long-term incentive than what has been in place in recent years. This has resulted in a change to the program for fiscal 2008. (See the discussion of the change in the section of this analysis headed "Changes to Performance Share Unit Component.") The Committee established stock ownership requirements for the named executives and directors of the Company in fiscal 2006, to insure that those most able to affect the performance of the Company had interests that paralleled those of the Company's shareholders. (See the discussion of these guidelines in the section of this analysis headed "Stock Ownership Guidelines.")

      The Committee is also charged with evaluating the performance of Mr. Fix, as chief executive officer, and setting his compensation level. In fulfilling its role, the Committee conducts a detailed review of his performance, and discusses its conclusions with the full Board of Directors. As a key part of its analysis, the Committee asks Mr. Fix to summarize his key achievements against a written set of objectives approved by the Committee, meets directly with Mr. Fix to discuss that summary, and provides him with a written summary of its conclusions regarding performance, and a set of objectives for the following year. For fiscal 2007, the Committee used the Survey Data (see below) to determine base salary increases for the named executives, and based on that data and its evaluation of his performance, increased Mr. Fix's salary by 3.5 percent.

PRINCIPLES OF EXECUTIVE COMPENSATION PROGRAM

      The overriding objectives of the executive compensation program are (1) to provide a total compensation package which is at a level sufficient to attract and retain executives of a caliber necessary to manage a dynamic company which has a diverse set of businesses that serve different markets and are subject to differing challenges, and (2) to structure the program such that in any given year, executives will have a strong financial incentive to succeed over both the short term (that year) and the longer term (generally a three-year period), and will specifically have a significant portion of their compensation tied to the actual performance of the Company.

      With respect to the first objective, the Company seeks to provide compensation, both in total and with respect to each separate component, that, at targeted performance levels, approximates the median compensation levels for executives with similar responsibilities at the companies designated as durable goods manufacturing companies in two published surveys provided by Watson Wyatt--(1) Watson Wyatt Data Services Survey Report Top Management Compensation, and (2) Mercer Executive Benchmark Database--Executive Positions (hereinafter, the "Survey Data"). Both surveys include a large number of durable goods manufacturing companies, with the Watson Wyatt survey including over 100 such companies. These surveys were selected because they are comprised of companies generally more representative of the Company than other broad-based surveys that include a higher percentage of companies that are much larger than the Company. The data from these surveys is "size-adjusted" by Watson Wyatt to reflect the size of the Company, or in the case of executives with primarily business unit rather than corporate responsibilities, the size of the units which they head. The size adjustment is done in accordance with mathematical formulas which are commonly used to permit comparisons among companies of different sizes. The Company has in the past attempted to develop a specific peer group of companies against which to benchmark the elements of its executive compensation program, and has used Watson Wyatt to assist in that effort. However, in light of the disparate nature of the Company's business units, and the markets they serve, and the varying size of each of those units, the Committee has determined that no peer group exists against which the Company can reliably

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benchmark its executive compensation levels, and for fiscal 2007, the Company relied on the Survey Data, rather than any specific peer group. The Committee believes that basing the compensation of each executive on the medians for their positions contained in the Survey Data creates equitable compensation among the executives.

      With respect to the second objective noted above, the Company's program is structured to provide (1) base salary, (2) an annual incentive bonus, a portion of which must be used to purchase stock of the Company, which is restricted for a period of three years, and the remainder of which is payable in cash, and (3) an incentive based on longer-term financial performance, which consists of time-based restricted stock and a performance share award, which for fiscal 2007, is payable in shares of Company stock after a three-year period, with the number of shares paid to be based on the Company's performance over the three-year period against a pre-set performance goal established by the Committee. The Committee has evaluated the performance share component of the long-term incentive program, and a change has been made in that portion of the program for fiscal 2008. The change and the rationale for it are described in the subsection of this analysis headed "Changes to Performance Share Unit Component."

      The program has been structured by the Committee so that more than half of the target compensation of each named executive for any one year is based on the performance of the Company, and that of the performance-based compensation, over half is payable in shares of Company stock. This reflects the Committee's belief that a significant portion of an executive's compensation should vary depending upon the performance of the Company, and be payable in Company stock, so as to closely align the interests of executives with those of the Company's shareholders.

      Executives also participate in the same benefit plans as are provided to most salaried employees of the Company (certain business units have benefit arrangements that apply solely to employees of those business units), except that only a small number of highly-compensated employees (for 2007, those with compensation in excess of $225,000), including the named executives, participate in the Supplemental Retirement Plan (see the section headed "Pension Benefits" on page 26 of this proxy statement). In addition to providing retirement income through defined benefit pension plans (which have been frozen effective December 31, 2007) and a 401(k) plan, the Company also offers life insurance, medical, dental, and long-term disability benefits. Executives also receive a limited number of perquisites that are not provided to salaried employees generally. These benefits and perquisites are more fully described in the section of this analysis headed "Perquisites and Other Benefits."

      The named executives are covered by employment agreements, which provide for specified severance payments in the event of involuntary termination of employment while the subject agreement is in effect, both before and after a change in control of the Company, and which provide for specified payments in the event of resignation for certain identified reasons following a change in control. A fuller description of the provisions of the employment agreements is contained in the subsection of this analysis headed "Certain Post-Termination Payments and Employment Agreements."

What follows is a more detailed description of each of the elements of the executive compensation program provided to the named executives of the Company.

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ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM

Base Salary

      The Company provides a base salary to each of its named executives which is targeted to be at approximately the median of the base salaries noted in the Survey Data, which is reviewed annually by the Committee prior to making base salary decisions for the next year. While the Committee's objective is to provide a level of base compensation that is at the approximate median of the Survey Data, it may vary somewhat from the median where experience, future potential, specific accomplishments, internal equity or other factors deemed relevant by the Committee make some deviation from the median appropriate.

      Increases in base salary reflect the Company's overall merit pay budget, which is based upon the rate of increases throughout the broad range of durable goods manufacturing companies which comprise the Survey Data. For fiscal year 2007, increases of 3.5 percent were granted to most executives of the Company. Any amounts greater than that were granted based either on Survey Data which indicated that a particular executive's base salary was below the median, or were the result of changes in the duties of an executive that were significant enough to merit an adjustment.

      Increases in base salary are generally approved at the August meeting of the Committee (except for Mr. Fix, whose base salary is subject to a performance evaluation made by the Committee and reviewed by the Board, which generally results in approval approximately one month later), and become effective on October 1.

Annual Incentive Bonus

      Executives may receive annual bonuses, based upon the financial and strategic performance of the Company (or the business unit headed by an executive whose primary responsibilities are at the divisional rather than the corporate level) during a particular fiscal year, measured against a set of financial and strategic goals established by the Committee at the beginning of the fiscal year. Each year, a percentage of the executive's base salary is set by the Committee as a target bonus amount. The target amount approximates the median annual bonus target amount reflected in the Survey Data. For fiscal 2007, the target bonus amount for Mr. Fix was set at 75 percent of his base salary, while for the other named executives, the target was 50 percent of base salary.

      The performance goals used to determine the amount of annual incentive bonus are approved by the Committee, working in close conjunction with management. They are set using what the Company calls a "Balanced Performance Plan," or "BPP" process. Under this process, management and the Committee determine at the beginning of each fiscal year the key financial and strategic goals of the Company (or a division of the Company, where applicable) for the year. The percentage of target bonus that an executive actually receives depends upon the performance of the Company or relevant division when measured against these goals.

      In recent years, including fiscal 2007, three financial and four strategic goals have been established, and a portion of the target bonus is attributable to each goal. For fiscal 2007, the financial goals for corporate executives were the achievement of targeted levels of (1) annual sales, (2) earnings per share from continuing operations, and (3) cash flow from continuing operations. While these three goals were unchanged from those of the previous year, the Committee, before

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approving them, made a specific determination that they represented metrics that correlate closely to the financial objectives of the Board of Directors.

      The strategic goals established for fiscal 2007 for corporate executives were (1) achieving a specified level of growth ($25 million) through the completion of strategic acquisitions, (2) the implementation of a set level of lean manufacturing improvements, (3) the successful and timely completion of new computerized business systems designed to streamline and improve the Company's financial and operating systems, and (4) the successful recruitment of a senior-level replacement for the retiring head of the Food Service Equipment Group (which resulted in the hiring of Mr. Abbott effective December 11, 2006).

      After establishing appropriate financial and strategic goals, the Committee determines what percentage of the target bonus to allocate to the attainment of the financial goals, and what percentage to the strategic goals. The Committee determined that for fiscal 2007, 60 percent of an executive's target bonus should be tied to the achievement of the financial performance goals, and 40 percent should be tied to meeting the strategic goals. This weighting is a reflection of the balance that the Committee considered appropriate between the achievement of specific one-year financial goals and the satisfaction during the year of objectives that are tied to the longer-term success of the Company.

      In differentiating among the three financial performance goals, the Committee determined that achieving a specified level of earnings per share was the most important financial objective, and allocated 25 percent of the total financial goal of 60 percent to that objective. 20 percent was then allocated to sales, the improvement of which is deemed very important as the Company attempts to improve its market penetration in several of its business segments to reach a "critical mass" that is important to its long-term success. The remaining 15 percent was allocated to achieving a specified level of operating cash flow, an important goal as the Company attempts to manage its financial resources to enhance its growth capability. Among the four strategic goals, the Committee weighted growth through acquisitions more than the other factors, at 15 percent of the total strategic goal of 40 percent, because of the importance placed on enhancing the size of certain business units, and weighted the other three goals at 10, 10 and 5 percent, respectively.

      Having established a target bonus for each executive, and the performance goals to be reached for the targeted bonus amount to be paid, the Committee then determined "threshold," "target" and "superior" performance levels for the financial goals for minimum, target and maximum bonus amounts, respectively, to be paid. For each executive, the threshold bonus amount attributable to the achievement of financial goals was set at 50 percent of the target bonus amount attributable to these goals, and the superior bonus amount was set at 183 percent of the target bonus amount. The Committee has determined that the strategic goals do not lend themselves as well to threshold and superior targets, but has retained the ability to grant partial credit for any strategic goal, if the goal is partially met, and the Committee concludes that granting partial credit is appropriate under the circumstances. No amount greater than the target amount shall be paid with respect to any of the strategic goals.

      For fiscal 2007, the threshold, target and superior performance goals for each of the financial objectives set out in the corporate BPP were as set forth below, along with the actual result for each of the goals.

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PERFORMANCE LEVELS

Goal	Weighting	Threshold	Target	Superior	Actual Results	% of Target Achieved

Achieve $620 Million in actual sales	20%	$590 M	$620 M	$635 M	$621 M	106%

Achieve $1.85/share Diluted Earnings from Continuing Operations	25%	$1.65	$1.85	$2.00	$1.28	0

Achieve Operating Cash Flow of $32 Million from Continuing Operations	15%	$30.5 M	$32.0 M	$34.0 M	$33.4 M	158%

      All four of the strategic goals were fully met, resulting in a total performance which equalled 85 percent of the total performance target. This resulted in the following annual incentive bonuses: Mr. Fix, $427,125; Mr. Storch, $138,125; and Ms. Rosen $116,131. These amounts represent 85 percent of the target bonus for each executive.

      The BPP process for divisional executives is the same as that for corporate executives, except that the financial and strategic goals established for them are tied directly to the objectives of the divisions which they head. Those objectives generally parallel the goals established for corporate executives. For fiscal 2007, the financial goals set for the Food Service Equipment Group, which the bonus for Mr. Stockburger was based upon, were the achievement of specific threshold, target and superior performance levels of annual sales ($245, $260 and $267 million, respectively), earnings before interest and taxes, or EBIT ($21, $23.2, and $25.1 million, respectively), and operating cash flow ($15, $18, and $21 million, respectively). The strategic goals for the Group, all of which were weighted equally, were achieving specified levels of raw material cost savings, commencing full production of certain products from the Mexico facility, the full implementation of two key business systems, and the addition of at least $20 million in sales through acquisitions completed during the fiscal year. For fiscal 2007, sales for the Food Service Equipment Group were $299.5 million (183 percent of target), EBIT was $18.7 million (0 percent), and operating cash flow was $19.6 million (145 percent of target). All of the strategic objectives were fully met, resulting in a total performance which equalled 98.4 percent of the total performance target. This resulted in an annual incentive bonus of $142,680 for Mr. Stockburger.

      Decisions regarding threshold, target and superior financial performance levels are subjectively made based upon such factors as the Company's (or division's) past performance, with an emphasis on results for the most recent fiscal year, its forecast for the upcoming year as presented to and discussed by management with the Board of Directors, and other internal and external factors that the Committee determines are appropriate measures of performance for the year. In establishing the performance levels, the Committee is also cognizant of the need to set the threshold performance level high enough so that achieving it is by no means guaranteed and the superior performance level high enough so that achieving it is difficult and would represent an outstanding accomplishment, if met. The determination of whether this need is met in the setting of particular goals is made after discussions between the Committee and Mr. Fix. The competitiveness of these

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broad parameters is reviewed with Watson Wyatt. The Committee adjusts the financial results for bonus determination purposes to exclude any discontinued operations and to reflect any changes in accounting principles that were not factored into the original financial forecasts for the fiscal year.

      The establishment of the performance goals through the BPP process generally takes place over two meetings of the Committee, the first being the July meeting, which coincides with the meeting of the Board of Directors at which the Company's preliminary results for the previous year are reviewed and discussed, and its forecast for the upcoming year is presented. The Committee then conducts an additional review of the proposed BPP for the upcoming year at a second meeting generally held in late August, immediately after the financial results for the prior year are finalized. This two-step process provides the Committee with an ample opportunity to conduct a deliberative and interactive process that results in the establishment of goals that it is confident correlate to the overall objectives set for the Company for the upcoming fiscal year.

      At its August meeting, the Committee determines the extent to which the financial and strategic goals of the Company for the previous year were met, and establishes the amount of bonus to be paid. It is the present policy of the Committee not to use discretion in determining the amount of a named executive's annual bonus, but to pay the amount determined in accordance with the BPP formula.

Deferral of Annual Incentive Bonus

      Because of the Committee's belief that attainment of the performance targets by the Company's senior executives correlates to the equity performance of the Company, and for the additional purpose of retention, at least 20 percent of the dollar amount of an executive's annual incentive bonus payment must be used to purchase restricted stock pursuant to the Management Stock Purchase Program ("MSPP"). Executives may elect to use up to 50 percent of their annual bonus payment to acquire such stock. While the annual bonus is designed primarily to motivate an executive to meet annual performance goals established under the BPP process, the stock purchase requirement adds a long-term motivational component to the bonus, which the Committee believes is important in insuring that all elements of the performance-based part of the executive compensation program are focused on the longer-term interests of the Company's shareholders. The specific provisions of the MSPP are set forth under "Estimated Payouts--Non-Equity Incentive Plans" under "2007 GRANTS OF PLAN-BASED AWARDS" beginning on page 22 of this proxy statement. For fiscal 2007, the named executives elected to use the following percentages of their base salaries to purchase shares under the MSPP--Mr. Fix, 30%; Mr. Storch, 20%; Ms. Rosen 20%; and Mr. Stockburger, 20%.

Long Term Incentive Program

      Executives are provided with incentives to remain in the employ of the Company and to improve its longer-term stock and financial performance, through the granting of annual equity-based awards. The total value of an award is determined in accordance with the medians for such awards as reflected in the Survey Data. The total value of the award for each named executive is shown under "Estimated Future Payouts--Equity Incentive Plan" on page 22 of this proxy statement. The long-term incentive component of the program provides equity, rather than cash awards, because of the Committee's belief that a significant portion of an executive's total compensation package should be tied directly to the longer-term interests of the shareholders of the Company. Awards are generally approved at the August meeting of the Committee, and are

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considered granted as of the close of business on the date of approval. The amount of the award is not affected by any amounts received under prior awards. Because the awards are equity-based, however, the number of shares or units awarded will decrease as the stock price increases, and vice versa.

      Since 2004, the program has provided for two types of long-term awards--(1) time-based restricted stock (stock options were granted prior to 2004), and (2) performance share units, which will be converted to shares of stock after a three-year performance period, with the actual number of shares received by an executive dependent upon the performance of the Company over the performance period relative to the performance target established by the Committee at the beginning of the period. By tying the number of shares of stock actually received to the meeting of a specified performance target, executives are motivated to meet a performance goal which the Committee has determined correlates to the longer-term financial success of the Company. For fiscal 2007, 67 percent of the Chief Executive Officer's total long-term incentive award was made in performance share units, and 60 percent of the award made to the other executives was in performance share units. The grant date fair value of both the restricted stock and performance share units is determined by multiplying the closing stock price of the Company on the award date by the number of shares awarded. What follows is a description of each of the two types of awards, and the Committee's purpose in granting them.

Restricted Stock

      The time-based restricted stock awarded to an executive will vest after three years have elapsed from the grant date, provided that the executive continues to be employed by the Company at the end of the three-year period (unless termination of employment is due to death, disability or retirement, in which case vesting will take place upon the occurrence of such event). The primary purpose of the grant of restricted stock is to motivate the executive to remain employed in his or her position over the longer term through an equity-based incentive. Dividends on the restricted stock are accrued over the three-year vesting period, and are paid in cash immediately upon full vesting.

Performance Share Units

      Performance share units granted to an executive are converted into shares of stock that are delivered to an executive if the Company meets specified financial goals at the end of a three-year performance period. At the beginning of the performance period, the Committee establishes the targets that must be reached, if the performance share units are to have realizable value. In selecting an appropriate financial measure, the Committee chose from a group of measures set forth in the Long Term Incentive Plan, which allows for the use of one or more of the following or related measures--sales; reported earnings; earnings per share; earnings from continuing operations; cash flow; return on equity, capital assets and/or investment; gross or net profit margin; and working capital. For fiscal 2007, as for the three previous years, the Committee used earnings per share as the performance measure. That measure was selected because the Committee determined that it correlated closely to the Company's long-term financial success.

      The number of performance share units granted to an executive will be converted to stock of the Company at the end of a three-year performance period on a one-for-one basis, if the earnings per share target is exactly met for the final year of the three-year period. If actual earnings per share are higher or lower than the target, the conversion rate will range from 10 percent of the target award if threshold performance is met, to double the target, if the superior performance level is achieved.

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In no event will any shares of stock be delivered if earnings per share do not reach the threshold level set by the Committee, nor will a greater number of shares than the maximum be delivered if the "superior" performance target is exceeded. For the three-year performance period beginning in fiscal 2007, the Committee established a threshold level of earnings per share of $1.88, a target level of $2.21, and a superior level of $2.37. These parameters were set based on the same probability of achievement as was used to set the parameters for the annual incentive bonus. These amounts excluded any discontinued operations and changes in accounting principles that were not factored into the original financial forecasts. No payout was made for the three-year period ended June 30, 2007, because the Company's earnings per share in fiscal 2007 did not reach the threshold level of $1.56 required for a minimum payout. It is the present policy of the Committee not to exercise any discretion with respect to the amounts payable, but to pay the amount determined in accordance with the formula.

Changes to Performance Share Unit Component

      During the last half of fiscal 2007, the Committee undertook an analysis of the performance share component of the long-term incentive program, to determine whether it was operating as intended and as effectively as it could. To conduct its analysis, the Committee engaged Watson Wyatt and has discussed the issue at its last four meetings, two of which were held for the sole purpose of discussing the program and its effectiveness. Members of senior management, including Mr. Fix, also participated in the discussions. In addition, Watson Wyatt conducted discussions with several executives of the Company, other than members of senior corporate management, to obtain their views as to whether the performance share component was providing the intended motivation to executives. The conclusion drawn by the Committee from this detailed analysis was that the performance share unit component of the program was not effectively motivating executives or achieving the intended results. The Committee concluded that the primary reason was that executives did not view themselves as having the ability to meaningfully affect a target set three years into the future, due largely to the fact that the Company is comprised of a wide variety of businesses which serve at least twelve end user markets in over 20 countries in the world, and forecasting precisely over that period is subject to numerous assumptions that make meaningful forecasting very difficult. As such, it concluded that a different approach to the program should be considered.

      As a result, the Committee has changed the performance share unit component beginning in fiscal 2008, to shorten the performance period, and to use performance criteria that are important to the long-term success of the Company, but which the Committee believes can be more directly affected by executives. Rather than measuring performance over a three-year period, the Committee determined that a one-year measurement period should be used, and that to preserve the long-term and retention features in the current arrangement, any stock earned based on results at the end of that period should vest in three equal annual increments, with the first to occur at the end of the one-year measurement period, and the second two on the first and second anniversaries of that date. Executives would receive these installments only if they remained employed by the Company at the time of vesting.

      The Committee also determined the new metrics that will be used to measure performance. These metrics were selected after an analysis by Watson Wyatt and management of the correlation between certain financial measures and overall financial performance, and taking into consideration whether executives would perceive themselves as having an ability to impact the metric. The Committee also examined whether performance should be measured against that of peer group

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companies selected by the Committee, or a broader group of industrial companies. After examining data provided by Watson Wyatt, the Committee concluded that because of the diversity of the Company's businesses and end user markets, measurement against any group of companies, whether it be a pre-selected peer group, or a broader group, was not practical. The Committee determined that performance should be measured against goals set by the Committee, based on its determination as to what would constitute successful performance by the Company.

      Based on the foregoing, the Committee approved a performance goal for fiscal 2008 using a combination of specified levels of EBITDA (earnings before interest, taxes, depreciation and amortization) and average return on operating assets (determined by averaging return on operating assets at the beginning and end of the fiscal year). The Committee selected EBITDA because of its correlation to cash flow generation, which is important to the Company's ability to fund its acquisition and growth objectives. The Committee selected return on operating assets as a second performance measure, because it is a way of determining whether the Company has invested the earnings of the business so as to best optimize the Company's return on assets. The Committee further determined that two-thirds of the performance measure is to be based on EBITDA growth and one-third on return on operating assets. Based on their analysis of the correlation between certain financial metrics and overall financial performance, Watson Wyatt and management confirmed that these two metrics generally correlated to successful financial performances at least as well as other measures that were examined.

Perquisites and Other Benefits

      The Company provides a limited number of perquisites to its named executives, which are designed to be competitive and assist in the attraction and retention of highly qualified executives, and also to facilitate the performance of the executive's responsibilities. The perquisites consist of a car allowance, and reimbursement of the cost of automobile operating expenses, including the cost of gasoline, auto insurance, and repairs. Mr. Fix is reimbursed for tax return preparation and counseling, out of a desire to minimize his time spent on managing his personal financial affairs. The Company owns no aircraft, nor do its executives generally fly on private aircraft for business purposes. The Company does provide an airline club membership to Mr. Fix. The Company does not provide any country club or other club memberships to its executives, nor does it provide executive physical examinations.

      Executives participate in the same employee benefit plans and arrangements as do all salaried employees of the Company. Such plans and arrangements include a defined benefit pension plan (which has been frozen as of December 31, 2007), a 401(k) plan with a Company match of up to three percent of an employee's base salary up to the IRS maximum and medical, dental, life insurance and long-term disability arrangements that are similar to those provided by similarly-situated companies, and which provide for cost sharing between employees and the Company. The Company has a supplemental defined benefit pension plan to provide unfunded, non-qualified pension benefits to executives whose compensation exceeds that permitted to be taken into account under a tax-qualified defined benefit pension plan. Because of their compensation levels, most employees will not qualify for benefits under this plan. The total pension to be received from both defined benefit plans is determined under a formula that is the same for all plan participants, including all of the named executives. However, a different benefit accrual formula exists for Mr. Fix under the tax-qualified defined benefit plan (3.85 percent times years of service times "final average earnings," vs. 1.35 percent for all other plan participants, (see the description of the benefit formula under "Pension Benefits" on page 26 of this proxy statement)) such that a

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greater percentage of his total pension benefit is payable from the tax-qualified plan, than would be the case if the benefit from the tax-qualified plan was calculated using the same formula as is applicable to all other plan participants. The Company does not presently have a plan which restores benefits under the 401(k) plan which are lost because of the limits imposed by the Internal Revenue Code on the compensation from which 401(k) deferrals can be made, and on the extent to which contributions can be made by those employees deemed "highly compensated." However, simultaneously with the freezing of the defined benefit pension plan on December 31, 2007, the Company will enhance the level of its matching contributions to the 401(k) plan for all participants, and will establish a non-qualified 401(k) restoration plan, which will allow the named executives to make tax-deferred contributions and receive Company matching contributions, as if the compensation and non-discrimination limitations which apply to tax-qualified 401(k) plan did not exist.

Employment Agreements

      The Company has entered into employment agreements with the named executives. Under those agreements, the executives shall be employed for three-year periods (one year in the case of the divisional executives). The length of the agreements is based upon the Committee's determination of what is appropriate to attract and retain qualified executive talent in a highly competitive marketplace. The agreements for the executives with corporate responsibilities renew automatically for two additional three-year periods, unless either party gives notice within one year (30 days in the case of Mr. Fix) prior to the end of a three-year term of its desire to terminate the agreement. A detailed description of additional terms of the agreements can be found under "Certain Post-Termination Payments and Employment Agreements" on page 27 of this proxy statement.

      The agreements contain a non-compete provision which precludes the executive from competing against the Company for two years after the agreement is terminated, regardless of the reason for the termination. Such a provision is considered by the Committee to be a benefit to the Company, because it insures that those who know the most about the Company, its businesses and the markets that it serves cannot use that knowledge to adversely impact the Company after their employment ends.

      The agreements further provide for the payment of severance and other benefits in the event the executive's employment is terminated following a change in control, or the executive resigns for certain specified reasons, in either case following a change in control. These amounts are paid only upon termination or resignation following a change in control and not upon the change in control itself. The Committee sees no reason for the change in control event itself to trigger any right to additional compensation or benefits, if the executive's employment status is not impacted by the change in control. The agreements provide for more significant payments for those executives with corporate, rather than divisional, responsibilities because of the fact that those executives will be most closely involved in negotiating and completing the change in control transaction, and the protection provided to them by the agreements will allow them to act in the best interests of shareholders, without regard to any personal dislocation that they will likely face as a result of the transaction.

Tax and Accounting Aspects of Compensation, including Deductibility of Compensation

      The tax deductibility by a corporation of compensation in excess of $1 million paid to the named executives is limited by Section 162(m) of the Internal Revenue Code. "Performance-based" compensation, as defined in the Code, may be excluded from the $1 million limit if, among other

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requirements, the compensation is payable only upon attainment of pre-established, objective performance goals set out in writing within 90 days after the beginning of the plan year to which the goals apply (within the first 25 percent of the performance period, in the case of performance periods longer or shorter than 12 months in duration), and if the compensation is paid under a plan approved by shareholders. The Company's 1998 Long Term Incentive Plan, under which the annual incentive bonus and performance share units are awarded, has been approved by shareholders, most recently upon its amendment in 2005.

      The Company does not have a specific policy regarding compliance with Section 162(m), and the Committee may choose to forego the deductions on occasion if it determines such action to be in the best business interest of the Company. Notwithstanding the absence of a specific policy, the Committee's intent in fiscal 2007 was to structure the executive compensation program so that all compensation would be deductible. The Committee believes that base salary and grants of time-based restricted stock do not qualify as "performance-based" compensation, and are thus included in "compensation," for purposes of determining whether the Section 162(m) cap has been exceeded. However, the Committee has intended to structure the annual incentive bonus and the performance share component of the long-term incentive program so that they meet the definition of "performance-based" compensation.

      The American Jobs Creation Act of 2004 amended the tax rules applying to nonqualified deferred compensation. The Company has no separate nonqualified deferred compensation plan, but certain other plans of the Company do require the making of technical amendments in order to comply with that statute. The Company believes it is operating in good faith compliance with the new law, as required.

      The Company has not adopted a formal policy as to how to handle the recovery of bonus payments attributable to financial restatements that result in a downward revision to earnings. The Committee has the authority to deal with that issue, should it ever arise, and recognizes its obligation to do so.

      Effective upon the adoption of the accounting standard called SFAS No. 123R on January 1, 2006, the Company has recognized compensation expense for all equity awards in accordance with the principles set forth in that accounting standard. In determining whether to offer a particular form of compensation to executives, the Committee takes into account the accounting implications associated with that form of compensation.

Stock Ownership Guidelines

      During fiscal 2006, the Committee adopted stock ownership guidelines for the named executives, out of a belief that those individuals should have at least a minimum level of stock ownership to align their interests with those of the Company's shareholders. Under the guidelines, Mr. Fix is required to own stock equal to at least three times his base salary, and the other named executives will be required to own stock equal to at least 1.5 times their base salaries. Stock owned outright and unvested restricted stock are considered owned by the executive. Any unexercised stock options are not considered owned. To determine whether the guidelines are met, shares owned will have a deemed value determined from time to time by the Committee (presently $27.50 per share). No shares acquired through grants of restricted stock or stock acquired through performance share units may be sold or otherwise disposed of until the guidelines have been met, or until the executive reaches 60 years of age, except to pay taxes arising in connection with the

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receipt of the stock. The Committee monitors compliance with the stock ownership requirements on an ongoing basis, and the named executives are presently in compliance with the requirements.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Walter F. Greeley, Jr., Chairman Charles H. Cannon, Jr. Daniel B. Hogan H. Nicholas Muller, III

EXECUTIVE COMPENSATION

The following pages include information pertaining to executive compensation for the fiscal year ending June 30, 2007.

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2007 SUMMARY COMPENSATION TABLE

      The following table sets forth compensation information for the Company's chief executive officer, chief financial officer and three other individuals who served as the most highly compensated executive officers of the Company (the "named executive officers") during the fiscal year ending June 30, 2007.

Name And Principal Position	Fiscal Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and and Non- Qualified Deferred Compen- sation Earnings ($)(6)	All Other Compen- sation ($)(7)	Total ($)

Roger L. Fix
President/CEO	2007	664,250	0	334,644	0	427,125	26,194	142,975	1,595,188

Christian Storch
Vice President/CFO	2007	312,600	0	150,944	0	138,125	11,463	49,056	662,188

Deborah A. Rosen
Vice President/CLO	2007	270,938	0	54,802	0	116,131	16,599	49,329	507,799

Duane L. Stockburger (1)
Group Vice President/	2007	287,500	0	117,355	0	142,680	7,035	57,281	611,851
Food Service
Equipment Group

John Abbott (1)
Group Vice President/	2007	176,683	100,000(3)	24,578	0	0	0	5,087	306,348
Food Service
Equipment Group

(1)

Mr. Abbott joined the Company effective December 11, 2006, when he became employed as the Company's Group Vice President/Food Service Equipment Group. Mr. Stockburger, who held this position through December 11, 2006, retired effective June 30, 2007.

(2)

Since the payment of each named executive officer's annual cash incentive is dependent on meeting or exceeding certain targets and performance criteria, all amounts previously reported as "Bonus" are now reported under the column, "Non-Equity Incentive Plan Compensation."

(3)

Under the terms of his Employment Agreement executed on December 11, 2006, Mr. Abbott is guaranteed a $100,000 bonus for fiscal year 2007. For future periods, the Company will establish target annual incentive goals for Mr. Abbott in connection with the Company's annual non-equity incentive plan compensation program.

(4)

This column represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to fiscal year 2007, in accordance with SFAS No. 123R ("FAS 123R") of awards of restricted stock to the named executive officers, made in the last three fiscal years. Assumptions used in the calculation of these amounts are discussed in the Stock Based Compensation and Purchase Plan Note to the Company's audited financial statements for fiscal year end June 30, 2007, included in the Company's Annual Report on Form 10-K, filed with the SEC on September 11, 2007. The terms of all restricted stock grants are set forth in the Compensation Discussion and Analysis on page 14 of this proxy. Dividends accrue during the three year vesting period and are paid upon vesting. In addition, this column includes the cost of performance share units ("PSUs") awarded under the Company's Long Term Incentive Program (see page 14 of this proxy statement). However, in FY07 all

(footnotes on following page)

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accruals for outstanding PSUs were reversed in accordance with FAS 123R, due to an analysis by the Company that it was not probable that the relevant performance criteria required for the PSUs to vest would be achieved (see Stock Based Compensation and Purchase Plan Note to the Company's Form 10-K). For PSUs awarded during the fiscal year, see Grants of Plan Based Awards table on page 22 of this proxy statement. Therefore, the PSU value for FY07 reported in this column is zero.

(5)

The amounts disclosed represent the amount of annual cash incentive earned in fiscal year 2007. The amount is based on performance in the year shown, but is determined and paid during the following year. A portion of the total cash incentive earned by each named executive will be used to purchase restricted stock under the Management Stock Purchase Program ("MSPP") at a 25% discount from the lower of the fair market value on the date of grant or the last day of the fiscal year in which the incentive was earned (see the Compensation Discussion and Analysis on Page 13 of this proxy statement for additional details). Under the MSPP, each participant is required to defer not less than 20% and no more than 50% of the amount received as annual cash incentive for the purchase of restricted stock. The restricted stock is subject to a three-year cliff vesting period from the date of acquisition. Dividends accrue and are paid in the form of cash on the vesting date. For fiscal 2007, the percentage deferred is as follows: Mr. Fix: 30%; Mr. Storch: 20%; Ms. Rosen: 20%; Mr. Stockburger: 20%. Mr. Abbott did not participate in the annual bonus plan in fiscal 2007 and thus was ineligible for MSPP participation during the 2007 fiscal year.

(6)

The Company does not have any non-qualified deferred compensation earnings. The amounts shown are the increase in the value of each named executive's accumulated benefits at age 65 (the earliest age at which a participant may receive unreduced benefits) under the plans disclosed in the Pension Benefits Table on page 27 of this proxy statement, over the 12 month period ending on March 31, 2007, using the assumptions set forth in the narrative discussion preceding the table, and in the Company's financial statements for fiscal 2007.

(7)

Included in this column are perquisites provided to each named executive which consist of the use of a leased automobile. In addition, Mr. Fix received reimbursement of payments for tax preparation services (totaling $4,000) and one commercial airline club membership (totaling $400). None of the perquisites provided to any named executive exceed the greater of $25,000 or 10% of the aggregate value of all perquisites received by a named executive.

Also included is the contribution made by the Company to each named executive's 401(k) account (totaling $6,600 for each named executive except for Mr. Abbott, who was not eligible in fiscal year 2007), and the Employees' Stock Ownership Plan ("ESOP") forfeiture share allocation (totaling $144 for each named executive except Mr. Abbott, who was not eligible in fiscal year 2007).

Further included is the compensation cost to the Company of the discount received by each named executive upon the purchase of Management Stock Purchase Program ("MSPP") share units in the past three fiscal years using a deferred portion of each named executive's non-equity incentive plan compensation (see footnote 5 herein). This compensation cost is computed in accordance with FAS 123R. The totals for each named executive are as follows: Mr. Fix: $58,434 (22,291 share units); Mr. Storch: $15,109 (5,747 share units); Ms. Rosen: $11,714 (4,489 share units); Mr. Stockburger: $23,162 (4,507 share units).

Finally, included are the dividends paid during the fiscal year for restricted stock awards that vested during the fiscal year. Such dividends accrued during the three year vesting period and were not factored into the grant date fair value previously reported. The totals for each named executive are as follows: Mr. Fix: $52,389; Mr. Storch: $8,250; Ms. Rosen: $9,294; Mr. Stockburger: $9,991.

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2007 GRANTS OF PLAN-BASED AWARDS

      The following table shows information concerning grants of plan-based awards made during fiscal 2007 to the named executives, all of which are made pursuant to the Company's shareholder-approved 1998 Long Term Incentive Plan. A more detailed description of the awards is set forth in the narrative disclosure which follows the table and the footnotes to the table.

		Date of Compen- sation Committee	Possible Payouts Under Non-Equity Incentive Plan Awards (in dollars)			Estimated Future Payouts Under Equity Incentive Plan Awards (in shares) of Stock			All Other Stock Awards # of	Fair Value
Name	Grant Date	Action (1)	Minimum	Target	Superior	Threshold	Target	Superior	Shares	Awards (2)

Roger L. Fix	8/30/06		$0	$502,500	$753,750
	9/11/06					1,690	16,900	33,800		$493,987
	9/11/06								8,300	$242,609
	9/13/06(3)	8/30/06							9,504	$ 90,478

Christian Storch	8/30/06		$0	$162,500	$243,750
	9/11/06					530	5,300	10,600		$154,919
	9/11/06								3,600	$105,228
	9/13/06(3)	8/30/06							1,650	$ 15,708

Deborah A.	8/30/06		$0	$136,625	$204,938
Rosen	9/11/06					310	3,100	6,200		$ 90,613
	9/11/06								2,100	$ 61,383
	9/13/06(3)	8/30/06							1,477	$ 14,061

Duane L.	8/30/06		$0	$145,000	$217,500
Stockburger	9/11/06					330	3,300	6,600		$ 96,459
	9/11/06								2,200	$ 64,306
	9/13/06(3)	8/30/06							1,279	$ 12,176

John	12/22/06					430	4,300	6,450		$131,193
Abbott	12/22/06								2,900	$ 88,479

(1)

Unless disclosed, the date of the Compensation Committee action was the same as the date of grant for all plan-based awards. Annual bonus payments for fiscal year 2006 were approved on August 30, 2006, and in accordance with the Company's policy, the bonus was paid on the 75th day following the end of the fiscal year for which the bonus was paid. That date was September 13, 2006.

(2)	The amounts set forth in this column represent the grant date fair value determined in accordance with SFAS No. 123R, using the Black-Scholes valuation model.
(3)

This award shows the number of shares of restricted stock purchased with a portion of the executive's annual incentive bonus for fiscal 2006. See the narrative discussion which follows. These shares were purchased on the same day as the cash portion of the bonuses was paid.

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Possible Payouts--Non-Equity Incentive Plan

      The amounts set forth under this heading are the amounts of annual bonus that would be paid out to each of the named executives for fiscal 2007 if the minimum, target and superior performance targets established in the Balanced Performance Plan (BPP) of the Company (or for the Food Service Equipment Group, in the case of Mr. Stockburger) were met. A more detailed description of those targets is contained under the section of the Compensation Discussion & Analysis headed "Annual Incentive Bonus" on page 10 of this proxy statement. The target bonus payout for Mr. Fix represents 75% of his base salary, while the target bonus payouts for the other named executives represents 50% of their base salaries. No bonus attributable to the financial performance goals will be paid unless the threshold performance target for a particular goal is met. If that occurs, 50% of the target bonus amount attributable to that goal (which is the percentage of the target bonus equal to the weighting given to that goal--see the discussion under "Annual Incentive Bonus" on page 10 of this proxy statement) will be paid. A minimum bonus could be paid based upon success in meeting one or more of the strategic objectives even if none of the threshold financial performance targets are achieved. The bonus for Mr. Abbott for fiscal 2007 is governed by the terms of his employment agreement, which provided for a fixed payment of $100,000.

      The executives are required to use at least 20% (and they may elect to use up to 50%) of their annual bonuses to purchase restricted stock of the Company. The shares of restricted stock will be purchased at a 25% discount from the "fair market value" of the stock, which is the lower of its closing market price on either the last day of the fiscal year for which the annual bonus is paid, or the date on which payment of the annual bonus is actually made. Payment of the annual bonus is made on the 75th day following the end of the fiscal year (or the last business day prior to the 75th day, if the 75th day is not a business day). Delivery to the executives of the shares purchased will occur three years after the date of purchase, unless the executive dies, becomes disabled or retires prior to the end of the three-year period, in which case the stock will immediately vest. Dividends on the shares purchased, which are payable at the same rate as for all issued and outstanding stock of the Company, will accrue and be paid to the executives upon vesting.

Estimated Future Payouts-Equity Incentive Plan

      The amounts set forth under this heading show the number of shares of Company stock that will be delivered to each named executive if the Company's earnings per share reach specified threshold, target and superior performance levels at the end of a three-year performance period which began on July 1, 2006 and ends on June 30, 2009. The levels are disclosed in the section of the Compensation Discussion & Analysis headed "Performance Share Units" on page 14 of this proxy statement. No shares will be conveyed unless the threshold performance level is reached. Similarly, in no event will a greater number of shares than the number shown for attaining the superior performance level be conveyed, even if actual performance exceeds that level. No dividends are accrued on these shares over the three-year period.

      The number of shares to be delivered if target performance is met, plus the number of shares of time-based restricted stock awarded to the named executives on the same date (awards of both were made on the day they were approved by the Compensation Committee), have a grant date fair value, based upon the closing stock price on the date the awards were made, of approximately 110% of base salary for Mr. Fix, 85% of base salary for Mr. Storch, 70% for Mr. Abbott and 55% for Mr. Stockburger and Ms. Rosen.

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All Other Stock Awards

      The amounts set forth under this heading reflect two items. First, shares of restricted stock awarded to the named executives under the long-term incentive program are disclosed. These shares will vest three years from the date of the award. The second item discloses the shares of restricted stock purchased by the executives with a portion of the bonus paid for fiscal year 2006. See the description in the second paragraph under "Estimated Future Payouts--Non-Equity Incentive Plans" above. All of these shares of restricted stock will vest three years after the date on which they are awarded. During the three-year period, executives shall have voting rights and shall accrue dividends on shares, which shall be paid in cash at the end of the three-year period. Executives will forfeit the right to receive the shares if their employment terminates, unless termination is the result of the death, disability or retirement of the executive, in which case all restricted stock awarded to the executive will immediately vest as of the date of such occurrence.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to outstanding equity awards at June 30, 2007 to the named executive officers.

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexer- ciseable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)(3)	Market Value of Shares of Units that have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights that have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other rights that have Not Vested ($)(6)

Roger L.	5,240	0	0	21.45	12/03/08	72,691	2,067,332	3,300	94,705
Fix	5,560	5,560		19.90	09/17/09

Christian	0	1,860	0	19.90	09/17/09	23,547	669,677	900	25,596
Storch

Deborah	1,740	0	0	18.68	08/22/07	11,187	318,158	640	18,202
A. Rosen	2,960	0		18.85	10/01/08
	3,640	1,820		19.90	09/17/09

Duane L.	0	920	0	19.90	09/17/09	11,607	330,103	680	19,339
Stockburger

John	0	0	0	0	N/A	2,900	82,476	430	12,229
Abbott

(1)	The Company has not granted stock options since fiscal year 2003.
(2)	All options shown in this column vest on September 17, 2007.

(footnotes on following page)

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(3)	The following table sets forth the vesting date for the unvested shares awarded to each named executive:

VESTING DATES

Name	6/30/07		8/31/07		9/10/07	10/1/07	8/30/08	8/31/08		9/13/08	9/27/08	8/31/09		9/11/09	9/13/09	12/22/09

Roger L.			8,334	(*)	5,213	9,000	7,800	8,333	(*)	7,574	300	8,333	(*)	8,300	9,504
Fix

Christian			3,000		1,334	2,700	2,500	3,000		2,763		3,000		3,600	1,650
Storch

Deborah A.					1,362	2,400	2,200			1,648				2,100	1,477
Rosen

Duane	11,607	(**)
Stockburger

John																2,900
Abbott

*

Mr. Fix has elected to defer the receipt of these shares until the later of 6 months after the termination of his employment or January 2 of the year following the year in which his employment terminates.

**	Upon Mr. Stockburger's retirement from the Company on June 30, 2007, all shares vested pursuant to the terms of grant, which provide for accelerated vesting upon retirement.
(4)	Value shown in this column is calculated by multiplying each named executive's aggregate unvested shares by the closing price of the Company's stock on June 30, 2007 ($28.44).
(5)

The number of shares reported in this column represents the number of shares of Company stock that will be delivered to the named executives if the Company's earnings reach specified threshold performance levels at the end of a three year performance cycle, pursuant to the Performance Share Unit component of the Company's long term incentive program discussed on page 14 of this proxy. No shares are conveyed if the threshold performance level is not reached. The number of shares disclosed in this column are designated for the July 1, 2005--June 30, 2008 and July 1, 2006--June 30, 2009 periods. For the performance cycle July 1, 2004--June 30, 2007, no awards were issued, as the threshold performance levels were not met.

(6)

The payout value reported in this column is calculated by assuming that threshold Company performance is achieved during both the 2005--2008 and 2006--2009 cycles. The number of shares in the previous column is multiplied by the closing price of the Company's stock on June 30, 2007 ($28.44). The value shown in that column is for calculation purpose only. In actuality, the value may be zero, or up to twenty times the number of shares shown, based on the performance matrixes that are examined at the end of each three year cycle.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FY ($)

Roger L. Fix	0	0	0	0	0
Christian Storch	0	0	0	0	0
Deborah A. Rosen	0	0	0	0	0
Duane Stockburger	0	0	0	0	0
John Abbott	0	0	0	0	0

The Company does not provide any nonqualified deferred compensation programs for its employees.

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OPTION EXERCISES AND STOCK VESTED

      The following table sets forth certain information with respect to stock option award exercises and restricted stock award vesting during the fiscal year ended June 30, 2007, with respect to the named executive officers.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Roger L. Fix	0	$ 0	31,874	$926,450
Christian Storch	3,740	$35,068	8,611	$248,039
Deborah A. Rosen	1,740	$14,725	8,929	$257,182
Duane L. Stockburger	1,680	$17,900	8,795	$253,991
John Abbott	0	0	0	0

(1)	Value represents market value at exercise less the exercise price.
(2)	Value represents the market value of the Company shares on the vesting date.

PENSION BENEFITS

      The named executive officers, other than Mr. Abbott, who has less than the one year of service needed to become eligible to participate, are participants in the Standex Retirement Plan and the Standex Supplemental Retirement Plan. Mr. Stockberger, who has reached age 65, retired on June 30, 2007. None of the other named executives is presently eligible to retire.

      The Standex Retirement Plan is a tax-qualified defined benefit pension plan which covers the majority of the Company's salaried employees. The plan provides a retirement benefit that is determined under a benefit formula. For all of the named executives, other than Mr. Fix, the formula is 1.35% times years of service times average compensation. For Mr. Fix, the formula is 3.85% times years of service times average compensation. Average compensation is equal to a participant's average monthly compensation during the three consecutive calendar years during which the participant's compensation is the highest. For this purpose, compensation includes base salary and annual bonus, and compensation in any year is limited by the compensation limit in the Internal Revenue Code ($225,000 for 2007). The normal retirement benefit is payable at age 65 in the form of a single life annuity. Other forms of payment which may be elected, all of which are actuarially equivalent to the normal retirement benefit, are qualified 50%, 66-2/3% and 100% joint and survivor annuities and a ten-year certain and continuous annuity. Participants who have at least ten years of service may commence receipt of their pension benefit as early as age 55, in which case their benefit will be reduced by 3% for each year their benefit begins before age 65. Payments from the Retirement Plan are made from a separate trust, the assets of which may be used only to provide pension benefits to plan participants.

      The Standex Supplemental Retirement Plan is a non-qualified plan, which restores the pension benefits which would otherwise have been payable under the Retirement Plan, but for the compensation limits imposed under the Internal Revenue Code. The benefit formula is the same as that in the Retirement Plan, except that the benefit multiplier is also 1.35% for Mr. Fix . As a result, the total pension benefit payable from the two plans for Mr. Fix is based on the same formula as for the other named executives. Because of section 409A of the Code, benefits under the Supplemental

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Retirement Plan will be payable as a temporary life annuity for not longer than 10 years or as a temporary joint and 100% survivor annuity for not longer than 10 years. In addition, the pension benefit will commence beginning as of the later of age 55 or six months after termination of employment. The pension benefit payable from the Supplemental Retirement Plan is made from the general assets of the Company.

      The present value of each participant's accumulated benefits, which is shown in the Pension Benefits Table below, has been calculated using the same assumptions as are used in determining the SFAS 87 pension disclosure, except for an assumption that the pension benefit commences at age 65. Specifically, the assumption is that 15% of the benefit is payable as a single life annuity and that 85% of the benefit is payable as a joint and 50% survivor annuity, with a spouse that is three years older than the participant if the spouse was male, and three years younger than the participant if the spouse was female. Also, the present value is determined using a 6% interest rate and the RP-2000 mortality table, but with no pre-retirement mortality.

Both the Retirement Plan and the Supplemental Retirement Plan will be frozen as of December 31, 2007, and starting January 1, 2008, the Standex Retirement Savings Plan will be enhanced.

PENSION BENEFITS TABLE

Name	Plan Name	# Years of Benefit Service	Present Value of Accumulated Benefits	Payment During Fiscal 2007

Roger L. Fix	Retirement Plan	6	$266,248	0
	Supplemental Retirement Plan	6	$262,562	0

Christian Storch	Retirement Plan	8	$ 85,234	0
	Supplemental Retirement Plan	8	$ 93,474	0

Deborah A. Rosen	Retirement Plan	22	$319,785	0
	Supplemental Retirement Plan	22	$299,773	0

Duane L. Stockburger	Retirement Plan	10.42	$286,577	0
	Supplemental Retirement Plan	10.42	$234,241	0

John Abbott	Retirement Plan	0	0	0
	Supplemental Retirement Plan	0	0	0

Certain Post-Termination Payments and Employment Agreements

      The Company has entered into employment agreements with its named executive officers. The agreement with Mr. Stockburger is no longer applicable, as he retired from the Company on June 30, 2007. The agreements for the three corporate executives, Messrs. Fix and Storch and Ms. Rosen, provide for continuing employment in their present capacities, or substantially equivalent positions, for an initial period of three years, unless the executive dies, becomes disabled, or materially breaches the agreement. The agreements shall automatically renew for two additional three-year periods unless notice of an intent not to renew is given at least one year (30 days in the

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case of Mr. Fix) prior to the end of the initial or first renewal term, whichever applies. The agreements do not extend beyond a second renewal term. The agreement for Mr. Abbott is one year in duration, and will renew automatically for successive one-year terms, unless notice of a desire not to renew is provided at least 30 days prior to the end of any term. The agreeements provide for continuation of certain compensation and benefits, upon the occurrence of certain specified events during the periods when the agreements are in effect. Those occurrences, and the compensation and benefits which shall be continued following such events, are described in the paragraphs below. In addition, the terms of the stock awards made to the executives, including restricted stock and stock options, provide for accelerated vesting of the awards upon termination for certain specified reasons. Those situations are also described below.

Acceleration of Stock Awards

      In the event of the death, long-term disability or retirement of the executive (retirement means termination of employment after reaching age 55 with ten or more years of service, or reaching age 65, regardless of the number of years of service), under the terms of the awards made to the executive the unvested restricted stock awarded, consisting of time-based restricted stock awarded under the long-term incentive program, and MSPP shares purchased with a portion of the executive's annual bonus, will immediately vest. The number of unvested shares that would become vested if the executive's employment terminated due to death, disability or retirement, and the value of such shares as of June 30, 2007, is as follows:

	Number of Unvested Shares	Value on June 30, 2007

Roger L. Fix	72,691	$2,067,332
Christian Storch	23,547	$ 669,677
Deborah A. Rosen	11,187	$ 318,158
Duane L. Stockburger (1)	11,607	$ 330,103
John Abbott	2,900	$ 82,476

(1)	Only Mr. Stockburger was eligible to retire as of June 30, 2007. He did in fact retire on that date and the restrictions on stock having the value set forth above were removed.

      In the event of the executive's voluntary or involuntary termination of employment (for a reason other than death, disability or retirement), the executive shall receive a cash payment with respect to any unvested MSPP shares equal to the lower of the portion of the executive's annual incentive bonus used to purchase MSPP shares or the value of the MSPP shares purchased with that portion of the executive's bonus. For each named executive, the cash amount payable in this situation assuming a termination date of June 30, 2007 would be as follows: Mr. Fix, $460,970; Mr. Storch, $117,591; Ms. Rosen, $91,815; Mr. Stockburger, $91,618. These amounts represent bonuses actually earned by the executives.

      An executive who dies, retires or becomes disabled during a three-year performance period will be entitled, at the end of the three-year period, unless the Committee determines otherwise, to a pro rata award of any shares attributable to the performance share units granted to the executive at the beginning of the period, based on the portion of the performance period during which the executive was employed. If the named executives died, retired or became disabled on June 30, 2007, they would be entitled, as of June 30, 2008 and June 30, 2009, to the following number of

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shares of Company stock, assuming that the threshold performance target for each of the three-year performance periods ended on those dates was met:

	Number of Shares Paid on 6/30/08	Number of Shares Paid on 6/30/09	Total Value Based on 6/30/07 Stock Price

Roger L. Fix	1,093	563	$47,097
Christian Storch	247	177	$12,059
Deborah A. Rosen	220	103	$ 9,186
Duane L. Stockburger	233	110	$ 9,755
John Abbott	0	143	$ 4,067

      The actual value of the shares will depend upon the stock price on the dates in 2008 and 2009 when the shares are conveyed to the executive. The threshold performance level was used for the foregoing estimate because the Company currently believes that it is not probable that there will be payouts for the periods ended June 30, 2008 and June 30, 2009. However, there can be no assurance of any particular result.

Acceleration of Unvested Stock Options

      Upon termination of employment due to death or disability (but not retirement), which means a mental or physical condition for which an executive receives benefits under the Company's long term disability plan, any unvested stock options granted to the executive will vest and become immediately exercisable, and will remain exercisable for three years after the date of death or disability. For each of the named executives, the number of options that will vest in such circumstances, and the value which would be received upon exercise of the accelerated installments as of June 30, 2007 are as follows:

	Number of Options	Value upon exercise on June 30, 2007

Roger L. Fix	5,560	$47,482
Christian Storch	1,860	$15,884
Deborah A. Rosen	1,820	$15,543
Duane L. Stockburger	920	$ 7,857
John Abbott	0	$ 0

Employment Agreements--Death, Voluntary Termination or Material Breach

      In the event of the executive's death, voluntary termination of employment, or involuntary termination due to a "material breach" of the agreement, which means 1) an act of dishonesty which is intended to enrich the executive at the Company's expense, or 2) the willful, deliberate and continuous failure of the executive to perform his or her duties after being properly demanded to do so, the executive shall not be entitled under the employment agreement to any salary or benefits continuation beyond the date of termination. The same applies to termination of the executive's employment due to a disability which the Company determines renders him or her unable to perform the services required under the agreement, except that termination for such reason will not be effective until six months' notice of termination is given in writing to the executive.

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Employment Agreements--Involuntary Termination

      In the event of the involuntary termination of an executive's employment, for a reason other than death, disability, a material breach or following a change in control, the agreements provide that the executive shall continue to receive his or her then current base salary for a period which extends through the remaining term of the agreement (except that payment shall be made for two years, in the case of Mr. Fix, regardless of the remaining length of the term). In addition, medical and dental insurance coverage shall be continued for the lesser of one year or the period ending on the date on which the executive becomes eligible for such coverage from a new employer. At the base salaries and remaining terms of the named executives as of June 30, 2007, and the cost of continuing medical and dental coverage to each executive for one year at current costs, the amounts payable to each executive in such circumstances would be as follows:

	Severance Pay	Medical and Dental Coverage

Roger L. Fix	$1,340,000	$10,673
Christian Storch	$1,137,500	$ 0(1)
Deborah A. Rosen	$ 409,950	$10,673
Duane L. Stockburger (2)	0	$10,872
John Abbott	$ 315,000	$10,872

(1)	Mr. Storch is not receiving medical coverage in fiscal 2007, so there are no benefits to be continued.
(2)	The term of Mr. Stockburger's agreement expired on June 30, 2007.

Employment Agreements--Change in Control

      The employment agreements provide for the making of certain payments to the named executives in the event of the involuntary termination of the executive's employment after a change in control of the Company (which is defined to mean a transaction reportable under Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934), or the executive's resignation following a change in control, if there have been changes in the executive's general area of responsibility, title or place of employment, or the executive's salary or benefits have been lessened or diminished. The compensation and benefits to which Messrs. Fix and Storch and Ms. Rosen are entitled following such an event are as follows: (a) immediate lump sum payment equal to three times the sum of (i) current base salary, and (ii) annual incentive bonus most recently paid; (b) immediate 100% vesting in all unvested equity-based awards, including all time-based restricted stock (which includes MSPP shares purchased with a portion of an executive's annual bonus), performance share units, and stock options; (c) the crediting of three additional years of benefit service for purposes of calculating the executive's pension under the Company's defined benefit pension plans, with the assumption that the executive's compensation for pension plan calculation purposes for each of those three years is the amount used to determine his or her lump sum under (a) above; (d) continuation at the employer's expense of all life insurance and medical plan benefits for three years, as if the executive was still an employee during the three-year period; and (e) a gross-up of the amount of excise tax for which the executive may be responsible under Sections 280G and 4999 of the Internal Revenue Code, as a result of the receipt of the payments made in (a) through (d) above, as well as reimbursement for the amount of any income tax and other tax-related payments attributable to the excise tax that may be imposed on the executive. If the employer fails to pay the full gross-up amount within 20 days of timely demand from the executive that it do so, the

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employer shall be additionally liable for a late fee equal to 75% of the executive's most recent annual base salary.

      The compensation and benefits payable to Messrs. Stockburger and Abbott under their agreements shall be the same, except that the lump sum severance payment shall be based on one year's base salary and bonus, one year of additional benefit service shall be credited to their service under the pension plans, medical benefits and life insurance shall be continued for one year, and no excise tax gross-up is provided.

      An executive who is eligible to retire and commence receipt of a pension under the Company's defined benefit pension plans as soon as his or her employment terminates would be able to receive both severance and pension payments. As of June 30, 2007, only Mr. Stockburger was eligible to retire, and he did retire on that date. As such, there are no circumstances in which he will be able to receive any of the benefits described in his agreement, or in the table below.

If termination were to have occurred on June 30, 2007, upon a change in control occurring on the same date, here is the value of what each of the named executives would have received:

	Severance	Amounts Received Acceleration Of Unvested Stock Awards	Benefits(1)	Pension Enhancement(3)	Excise Tax Gross-Up(4)

R. L. Fix	$3,786,015	$2,699,485	$36,644	$423,028	$1,974,998
C. Storch	$1,514,850	$ 855,633	$ 1,513(2)	$327,515	$834,640
D. A. Rosen	$1,303,020	$ 440,503	$35,781	$445,400	$727,083
D. L. Stockburger	$1,148,880	$ 457,467	$10,940	$102,915	0
J. Abbott	$ 315,000	$ 205,986	$11,205	$ 21,485	0

(1)

The amounts represent the compensation cost to the Company of providing continued medical and life insurance benefits to the named executives for three years after June 30, 2007, based on 2007 premium costs and assuming increases in medical costs over the three-year period (one year in the case of Messrs. Stockburger and Abbottt), which are based on the medical inflation assumptions used by the Company in valuing the cost of its retiree medical benefits under FAS 106. The Company does not provide retiree medical benefits to its salaried retirees.

(2)

Mr. Storch has waived all medical coverage for 2007. Because his employment agreement provides for continuation of coverage upon termination following a change in control, no medical benefits would be provided to Mr. Storch upon such event. The number represents life insurance costs.

(3)

The dollar amount shown in this column reflects two numbers. The first is the additional amount that an executive would receive from the Supplemental Retirement Plan over and above the executive's accumulated benefits under that plan (which is disclosed in the Pension Benefits table under "Pension Benefits" on page 26 of this proxy statement). The additional amount is due to the fact that following a change in control, an executive's accumulated benefits under the Supplemental Retirement Plan are payable in a lump sum, using different assumptions than those used to calculate payment in an annuity form. The lump sum amount payable is equal to the present value as of July 1, 2007 of the single life annuity the executive could receive beginning as of his or her earliest retirement age. The executive's earliest retirement age is (a) July 1, 2007 if the executive had attained age 55 and completed at least ten years of eligibility service as of June 30, 2007, (b) the first day of the month coincident with or next following the attainment of age 55 if the executive had not attained age 55 as of June 30, 2007, but had

(footnotes continued on following page)

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completed at least ten years of eligibility service as of June 30, 2007, or (c) the later of July 1, 2007 or the first day of the month coincident with or next following the attainment of age 65 if the executive had not completed at least ten years of service as of June 30, 2007. Present value is determined based on the provisions of the Retirement Plan. For lump-sum payments on July 1, 2007, those assumptions are a 4.90% interest rate and the mortality table described in Rev. Rul. 2001-62. The value of the additional amounts payable to each executive under this calculation are: Mr. Fix, $53,962; Mr. Storch, $25,595, Ms. Rosen, $224,701; Mr. Stockburger, $28,194; and Mr. Abbott, $0.

The second component of the dollar amount shown here is the amount of the lump sum payable due to the attribution under the employment agreements of three additional years of service to each executive (one year in the case of Messrs Stockburger and Abbott) at the level of annualized compensation used to determine the amount of severance. That lump-sum payment is equal to (1) the present value as of July 1, 2007 of the single life annuity that would be payable under the Retirement Plan and the Supplemetal Retirement Plan beginning as of the executive's earliest retirement age based on actual and imputed compensation and service as of June 30, 2007, minus (2) the present value as of July 1, 2007 of the single life annuity that would be payable under the Retirement Plan and the Supplemetal Retirement Plan beginning as of the executive's earliest retirement age based on actual compensation and service as of June 30, 2007. The executive's earliest retirement age is (a) July 1, 2007 if the executive had attained age 55 and completed at least ten years of eligibility service (including imputed eligibility service for purposes of (1) above) as of June 30, 2007, (b) the first day of the month coincident with or next following the attainment of age 55 if the executive had not attained age 55 as of June 30, 2007, but had completed at least ten years of eligibility service (including imputed eligibility service for purposes of (1) above) as of June 30, 2007, or (c) the later of July 1, 2007 or the first day of the month coincident with or next following the attainment of age 65 if the executive had not completed at least ten years of service (including imputed eligibility service for purposes of (1) above) as of June 30, 2007. Present value is determined based on the provisions of the Retirement Plan. For lump-sum payments on July 1, 2007, those assumptions are a 4.90% interest rate and the mortality table described in Rev. Rul. 2001-62. The amounts of the lump sum payable under the employment agreements are as follows: Mr. Fix, $369,066; Mr. Storch, $301,920, Ms. Rosen, $220,699; Mr. Stockburger, $74,721; and Mr. Abbott, $21,485.

(4)

The dollar amount shown here reflects the amount payable to make the executive whole for the "parachute payment" excise tax of 20% owed on amounts of severance and other benefits in excess of three times the named executive's W-2 compensation for the preceding five years. The calculation assumes that payments of the severance and pension enhancements are made six months after termination, in accordance with Section 409A of the Internal Revenue Code.

OTHER INFORMATION CONCERNING THE COMPANY
BOARD OF DIRECTORS AND ITS COMMITTEES

      Six meetings of the Board of Directors were held during the fiscal year ended June 30, 2007, none of which were conducted telephonically. Each incumbent director of the Company attended at least 75% of the meetings held during the year by the Board and all committees on which the director served. In July, 2003, the Board adopted Corporate Governance Guidelines which set forth the policies and procedures for the effective performance of management duties by the Board of Directors. These Guidelines can be found on the Company's website at www.standex.com under the heading Corporate Governance.

Compensation Committee

      The Board has a Compensation Committee consisting of Messrs. Greeley (Chairman), Cannon, Hogan and Muller, all of whom are independent under NYSE standards. During fiscal 2007, the Committee held seven meetings. The Company charges the Compensation Committee with discharging the responsibilities of the Board of Directors relating to compensation of the Company's

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CEO and senior management; administering the Employee Stock Purchase Plan, the 1994 Stock Option Plan and the 1998 Long Term Incentive Plan; and reviewing and approving executive and senior management compensation in relation to the short and long term goals of the Company.

      The Committee has the authority to retain consultants or other legal or accounting advisors from time to time in the Committee's discretion to assist in the evaluation of executive and senior management compensation. Such engagements shall be on such terms as the Committee deems appropriate. The Chief Executive Officer and the Vice President of Human Resources assist the Committee to a limited extent in determining or recommending the amount or form of executive and director compensation, as described beginning on page 7 of this proxy statement.

      For further information regarding the Committee's processes and procedures for the consideration and determination of executive and director compensation, please see the Compensation Discussion and Analysis beginning on page 7 herein.

Compensation Committee Interlocks and Insider Participation

      None of the members of the Compensation Committee (Messrs. Greeley, Cannon, Hogan or Muller) were at any time during the 2007 fiscal year an officer or employee of the Company, nor did they serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Compensation Committee or Board of Directors.

The Committee operates pursuant to a charter, which may be found on the Company's website at www.standex.com under the Corporate Governance tab.

Audit Committee

      Messrs. Fenoglio (Chairman), Chorman, Fickenscher and Greeley served during fiscal year 2007 on the Company's Audit Committee. All of these directors are independent as defined by the New York Stock Exchange rules. The Board of Directors has designated Mssrs. Fenoglio, Chorman and Fickenscher as "audit committee financial experts" as defined by the New York Stock Exchange rules. During fiscal 2007, the Committee met on five occasions. The Audit Committee reviews, both prior to and after the audit, the Company's financial reporting function, the scope and results of the audit performed (or to be performed) by the independent auditors of the Company and the adequacy of the Company's internal controls, and reports thereon to the Board of Directors.

The report of the Committee for the past fiscal year appears below.

Audit Committee Report

      The Audit Committee of the Board of Directors (the "Committee") is entirely made up of independent directors as defined in the New York Stock Exchange listing standards. It operates pursuant to a written charter, which may be reviewed on the Company's website at www.standex.com.

      The Committee reviews Standex's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the

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Company's audited financial statements with U.S. generally accepted accounting principles and on management's assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

      The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor, as well as respective fees. The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services. Any other services must be specifically approved by the Audit Committee. In periods between Audit Committee meetings, the Audit Committee may delegate authority to one member to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

      In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management's assessment of the effectiveness of the Company's internal control over financial reporting, and the auditors' evaluation of the Company's internal control over financial reporting. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90 and as adopted by the Public Company Oversight Board in Rule 3200T. In addition, the Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Finally, the Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William R. Fenoglio, Chairman
Thomas E. Chorman
Gerald H. Fickenscher
Walter F. Greeley

Corporate Governance/Nominating Committee Report

      The Corporate Governance/Nominating Committee of the Board of Directors, comprised of Messrs. Muller (Chairman), Greeley and King, all of whom the Board determined to be independent within the meaning given to that term under the rules of the New York Stock Exchange ("NYSE"), is responsible for developing, reviewing, maintaining and recommending to the Board principles and guidelines of corporate governance for the operations of the Board and insuring the Board's compliance with applicable regulations and standards of the SEC and NYSE. The Committee also recommends to the Board candidates for consideration for Board membership.

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      The Committee Charter, adopted by the Board of Directors in July, 2003, describes its duties and responsibilities in greater detail. Stockholders and others may access the Charter through the Corporate Governance section of the Company's website at www.standex.com.

During fiscal year 2007, the Committee held two telephonic meetings, and additionally communicated regularly via exchange of memoranda.

Process for Identifying and Evaluating Candidates for Director

      The Corporate Governance/Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as management and shareholders. The Committee may also retain a third party executive search firm to identify candidates. When such a search firm is engaged, the Committee sets the fees and scope of engagement. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Committee in writing using the procedures described below under Communications with Directors, attaching any supporting material the shareholder considers appropriate. Nominees recommended by shareholders are subject to the same evaluation process described herein as all other prospective candidates.

      The Committee will review and evaluate each candidate it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee and described below, the existing composition and mix of talent and expertise on the Board, the balance between management and independent directors and other factors it deems relevant.

      The Committee evaluates each prospective candidate against the standards and qualifications set forth in the Company's Corporate Governance Guidelines (found at the Company's website), as well as by criteria of preferred experiences and qualities established by the Committee. The qualifications the Committee prefers include various professional experience requirements (including familiarity with manufacturing, international business and financial accounting and controls) and personal qualities (including integrity, judgment, both the capacity and desire to make a significant time commitment to the Board, and a commitment to become a shareholder).

      In connection with this evaluation, the Committee decides whether to interview the prospective nominee and, if warranted, invites the President and CEO and the Chairman of the Board also to meet with prospective candidates. The Committee Chairman checks each candidate's references and conducts other due diligence. After completing this evaluation and interview process, the Committee forwards all pertinent materials and makes a recommendation to the full Board in advance of a meeting in which the Committee will propose a candidate for Board action. The Board then acts on the election of the candidate or nomination for consideration of shareholders.

Code of Business Conduct and Ethics

      The Company has both a Code of Business Conduct and a Code of Ethics for Senior Financial Management, both of which may be found on the Company's website under the Corporate Governance Section at www.standex.com.

The Code of Conduct applies to all employees, officers and directors of the Company and provides that, in the conduct of all corporate activities, integrity and ethical conduct is expected. In

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addition, the Code of Conduct addresses and provides guidance on a number of business-specific issues, including but not limited to insider trading and conflicts of interest.

      The Code of Ethics for Senior Financial Management applies to all officers, directors and employees who have supervisory financial duties. The Code of Ethics is intended to assist in the complete and accurate reporting of all financial transactions in compliance with applicable laws, rules and regulations.

      Waivers of the requirements of the Company's Codes, if granted by the Board or the Corporate Governance/Nominating Committee, will be posted on the Company's website. No waivers were granted in fiscal 2007 or for any prior period since the Codes were adopted in 2003. Compliance is monitored by the Company's Corporate Governance Officer and the Committee, in communication with the Board and senior corporate management, as appropriate.

Executive Sessions of Non-Management Directors

      Under the Board's Corporate Governance Guidelines, the non-management directors of the Board meet in regularly scheduled executive sessions. In fiscal 2007, these scheduled sessions where generally presided over by Mr. King, Vice Chairman of the Board. Upon Mr. King's retirement from the Board on October 30, 2007, it is currently anticipated that Mr. Muller will preside at the non-management executive sessions.

Director Attendance Policy

      It is the policy of the Board, pursuant to its Corporate Governance Guidelines, that each director has a duty to attend, whenever possible, all meetings of the Board and of each Committee on which the director serves and to review in advance all meeting materials. In addition, each director is expected to attend the Annual Meeting of Shareholders. In fiscal 2007, all directors attended the Annual Meeting.

Committee and Director Evaluations

      Written questionnaires prepared by the Corporate Governance/Nominating Committee are used by the directors to evaluate the Board as a whole and each of its standing Committees. This process was utilized in fiscal 2007, and the Company intends to repeat this process annually. Directors submit completed questionnaires to the Chief Legal Officer, who tabulates the results without attribution, and forwards the summary to the Committee chairman, who analyzes the results and reports to the Board and to each Committee. The chairman compares the responses from prior years and analyzes any longitudinal emerging trends. This process has been in place since 2004. The full Board discusses summaries of the assessments and Committee evaluations with a view to enhancing the overall performance of the Board.

Communicating with Directors

      The Board of Directors welcomes input and suggestions from shareholders and all interested parties. The Board of Directors will regard all appropriate communication seriously and will promptly address it. The Board has adopted the following procedure for shareholders and other interested parties to contact members of the Board, its committees and the non-management directors as a group. Correspondence, addressed to any individual director, group or committee

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chair or the Board as a whole, should be sent do the Corporate Governance Officer, Standex International Corporation, 6 Manor Parkway, Salem, NH 03079. All parties may also communicate electronically by sending an email to Boardofdirectors@standex.com. The message line should specify the individual director, committee or group that the shareholder wishes to contact.

      All communication will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. The Corporate Governance Officer shall use discretion in declining to forward communication unrelated to the duties and responsibilities of the Board, including but not limited to communication in the nature of advertisements or promotions, employment inquiries or resumes, surveys or other forms of mass mailings. However, all communication, regardless of its nature, will be cataloged, archived and periodically reported to the Board for its information and use.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE

H. Nicholas Muller, III, Chairman
Thomas L. King
Walter F. Greeley

Director Compensation

      On October 30, 2006, the Company revised the compensation provided to non-employee directors who serve as members of the Board, which changes took effect on January 1, 2007. The changes were approved after an independent consultant, Watson Wyatt, was engaged by the Compensation Committee and thereafter provided an analysis of director compensation for similarly situated companies. Upon review of that report, it was determined that certain changes should be implemented, as outlined below. The Company continues to require each non-employee director to own at least 3,000 shares of Company Common Stock. Stock acquired as payment of director's fees may not be sold until the ownership requirement has been met.

The current elements of non-employee director compensation are as follows:

*	an annual cash retainer of $40,000, payable quarterly; all or a portion of which may be deferred to purchase Company share units pursuant to the Management Stock Purchase Program ("MSPP");

*	an annual restricted stock grant equal to $30,000 and valued as of the date of the Annual Meeting of Shareholders, which stock cliff vests three years after the date of grant;

*	an annual cash retainer for the Chairman of the Audit Committee of $5,000;

*	an annual cash retainer for the Chairmen of the Compensation and Corporate Governance/Nominating Committees of $4,000; and

*	an annual cash retainer to each member of the Audit Committee of $2,000.

Effective January 1, 2007, the Company abolished per-meeting fees for non-employee directors, believing that no incentives for meeting attendance should be necessary.

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No retirement benefits or perquisites are provided to directors of the Company. Directors are not granted stock options.

The following table presents the compensation the Company provided to non-employee directors during the fiscal year:

DIRECTOR COMPENSATION

Director	Fees Earned Or Paid In Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)(4)	Total ($)

Charles H. Cannon, Jr.	37,500	21,325	0	0	0	9,713	68,538
Thomas E. Chorman	38,750	21,325	0	0	0	9,713	69,788
William R. Fenoglio	43,000	21,325	0	0	0	12,061	76,386
Gerald H. Fickenscher	38,750	21,325	0	0	0	5,738	65,813
Walter F. Greeley	44,250	21,325	0	0	0	9,730	75,305
Daniel B. Hogan	37,500	21,325	0	0	0	8,045	66,870
Thomas L. King	41,000	21,325	0	0	0	4,036	66,361
H. Nicholas Muller, III	44,250	21,325	0	0	0	5,238	70,813
Edward J. Trainor	90,000(5)	21,325	0	0	0	20,470	131,795

(1)

This column represents the annual cash retainer, any Chairman fees, and any meeting and committee attendance fees paid prior to such fees being eliminated on January 1, 2007. All or a portion of the annual retainer may be deferred at the election of the director to purchase restricted stock pursuant to the MSPP, a description of which may be found on page 13 of this Proxy. The terms of director participation are the same as for all other MSPP participants. Each non-employee director (with the exception of Mr. King) elected to defer all or a portion of his retainer for the purchase of MSPP units, which purchase was consummated on September 13, 2006 for a per-share price of $21.80. The compensation cost and dividend values of such MSPP purchases are reflected in the "All Other Compensation" column (see footnote 4 below).

(2)

This column represents the fair value of equity-based compensation recognized in the Company's financial statements in Fiscal Year 2007 in accordance with FAS 123R and also includes amounts from awards granted in fiscal year 2006 and 2005, since the Company recognizes compensation expense for the restricted stock grants over a three year period. Each non-employee director received a restricted stock grant on the date of the Annual Meeting of Shareholders. For Fiscal Year 2007, the number of shares awarded per director was 1,030. The shares cliff-vest three years from the date of grant. Dividend equivalents accrue during the vesting period and are paid in cash at the date of vest. Such dividend equivalents are shown in the "All Other Compensation" column of this table. At June 30, 2007, the aggregate number of outstanding restricted shares held by each director was as follows: Mr. Cannon: 4,325; Mr. Chorman: 4,325; Mr. Fenoglio: 4,884; Mr. Fickenscher: 3,221; Mr. Greeley: 4,329; Mr. Hogan: 3,815; Mr. King: 2,748; Mr. Muller: 3,068; Mr. Trainor: 7,014.

(3)

Upon the retirement of any director as a result of reaching the mandatory retirement age for service as a director, or upon a change in control of the Company, the non-vested installments of the annual stock grants shall be subject to acceleration and immediate vesting.

(4)

Included in this column are three items of compensation: the compensation cost to the Company during the fiscal year of the MSPP discount (calculated in accordance with FAS 123R) for share units purchased by each director; and the dividend equivalents that accrue during the three year vesting period for both the annual restricted stock grants reflected in the Stock Awards column, and the MSPP share units purchased by certain directors. The dividend equivalents are paid upon vesting.

(5)

As Chairman of the Board, Mr. Trainor receives a fee of $50,000 per year in addition to the annual retainer paid to other non-employee directors. In 2007, Mr. Trainor elected to defer all amounts received in retainer for the purchase of MSPP units.

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PROPOSAL 2--AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

      The Standex International Corporation Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors on July 30, 1997 and approved by the stockholders on October 28, 1997. The ESPP originally allowed 400,000 shares of Common Stock to be purchased by U. S. resident employees who are not 5% stockholders of the Company. Shareholders approved an amendment on October 30, 2001 to increase the number of shares available for purchase by 200,000.

      The purpose of the Plan is to provide a convenient, discounted vehicle for employees to become investors in the Company. There are approximately 419 employees who participate in the ESPP out of 2,973 currently eligible employees. The Board believes that employees who acquire a proprietary interest in the Company through the purchase of stock will be more highly motivated to advance the interests of the Company. The number of shares of Common Stock presently available for purchase is 6,573 shares and based upon estimated and historical quarterly usage this amount would not be sufficient for purchases through the end of October, 2007. The Board of Directors has adopted an amendment to the ESPP, subject to stockholder approval, to increase by 200,000 the number of shares of Common Stock of the Company available for purchase under the ESPP.

Description of Material Features of the ESPP

      Eligibility. A U. S. resident employee who works 20 hours or more per week is eligible to participate in the ESPP as of the first day of any calendar quarter after the employee becomes employed by the Company. Non-employee directors and employees (i) who are customarily employed for not more than five months in any calendar year or (ii) who owns 5% or more of the voting stock of the Company are not eligible. All eligible employees enjoy equal rights and privileges under the ESPP.

      Stock Subject to the ESPP. The stock offered under the ESPP consists of shares of the Common Stock of the Company, par value $1.50 per share, and may include authorized but unissued shares or treasury shares. At July 31, 2007, the market value of the Common Stock was $23.70.

      Purchase of Stock. The ESPP grants to each eligible employee an option, on the first business day of each quarter, to purchase shares of Common Stock on the last business day of each quarter. The price paid is 95% of the closing price on the New York Stock Exchange on the last day of the quarter. The purchase price will be paid by payroll deductions which may not exceed 10% of the gross compensation up to a maximum of $8,125 per year.

      Participation. A participant may increase or decrease his/her payroll deduction once every three months. A participant may withdraw from the ESPP at any time, but may not reenter the ESPP until the commencement of the calendar quarter following the expiration of three months from his/her last termination of participation. In the event of termination of participation, (whether by death, retirement, termination of employment or termination of participation), any withholdings made from the participant's pay during the then current quarter shall be either used to purchase shares under the ESPP at the end of the quarter or, if the participant so requests prior to the end of that quarter, refunded to the participant. Upon termination of employment, a certificate will be issued for all whole shares totaling 100 or more and a check will be issued for any fractional shares remaining in the

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participant's account. Shares totaling less than 100 will be sold by the transfer agent and the proceeds remitted to the participant.

      Amendment, Termination. Either the Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company (the "Committee") may amend or terminate the ESPP at any time, except that, without the approval of a majority of the shares of stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing the aggregate number of shares which may be issued under the ESPP (except pursuant to recapitalization, reclassifications, stock splits, stock dividends or other subdivisions or combinations affecting the Common Stock) or (ii) changing the class of employees eligible to receive options under the ESPP.

      Taxes. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. This section provides that participants do not realize any income at the date of grant or at the time of receipt of the shares and that such income is postponed until they dispose of the shares. The tax consequences to participants upon disposition is dependent upon the variables determining the option price, the sale price and the holding period. The Company is entitled to a deduction under Section 162 of the Internal Revenue Code only to the extent that ordinary income is realized by the participant as a result of disqualifying dispositions.

Administration. The ESPP will be administered by the Committee which is empowered to adopt rules and regulations concerning the administration and interpretation of the ESPP.

      Plan Duration. The ESPP will continue in effect until (i) the day that participants become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase, or (ii) terminated at the Committee's discretion.

      Participation in the ESPP is voluntary and is dependent upon each eligible employee's election to participate and such employee's determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. The following tables sets forth certain information regarding shares purchased during the last fiscal year under the ESPP by each of the named executive officers, all current executive officers as a group and all employees and non-executive officers as a group:

Name and Position	Dollar Value ($)	Number of Shares Purchased

Roger L. Fix	$ 0	0
President/CEO
Christian Storch	$ 7,500	273
Vice President/CFO
Deborah A. Rosen	$ 0	0
Vice President/CLO
Duane Stockburger	$ 0	0
Group Vice President/Food Service Equipment Group
John Abbott	$ 3,744	138
Group Vice President/Food Service Equipment Group
All Executive Officers as a Group (7 persons)	$ 14,244	517
All Employees and Non-Executive Officers	$636,894	23,360
As a Group (approximately 412 persons)

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      Effect of Vote. A favorable vote by the holders of a majority of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting, at which a quorum is present, is required to adopt the proposed amendment to the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE STANDEX INTERNATIONAL CORPORATION EMPLOYEE STOCK PURCHASE PLAN IN ORDER TO INCREASE BY 200,000 THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR PURCHASE UNDER THE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.

PROPOSAL 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has appointed the firm of Deloitte & Touche LLP, independent public accountants, as auditors of the Company for the year ending June 30, 2007. This firm and two of its predecessor firms have been auditors of the Company continuously since 1955. While ratification by the shareholders of this appointment is not required by law or by the Company's articles of incorporation or bylaws, the Company's management believes that such ratification is desirable.

      It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders where they will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

INDEPENDENT AUDITORS' FEES

The following table summarizes the aggregate fees billed to the Company by the independent auditor:

($ in thousands)	2007	2006

Audit Fees (a)	$1,475	$1,951
Audit-Related Fees (b)	0	7
Tax Fees (c)	0	15
All Other Fees (d)	0	0

Total	$1,475	$1,973

(a)	Fees for audit services billed related to fiscal years 2007 and 2006 consisted substantially of the following:
	*	Audit of the Company's annual financial statements
	*	Reviews of the Company's quarterly financial statements
	*	Debt and Environmental Compliance letters
	*	Auditing of entities acquired by the Company in fiscal year 2007
(b)	Fees for audit-related services billed in fiscal year 2006 consisted of the following:
	*	Agreed upon procedures related to dispositions
	*	Audit of benefit plans in the United Kingdom
(c)	Fees for tax services billed in 2006 consisted substantially of the following:
	*	VAT compliance and reporting
	*	Tax compliance services in Mexico and Portugal
	*	Preparation of Quarterly Form 843

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      In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Company management and the independent auditor to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission ("SEC") to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

      The services performed by the independent auditor in fiscal year 2007 were approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee in 2003 and amended in 2004.

      As required by the policy, annually the Audit Committee is provided a description of the services to be provided for each category and fees to be incurred. The policy describes the permitted audit, audit-related, tax, and other services that the independent auditor may perform, and the Audit Committee approves the established level of fees for the respective fiscal year. Any subsequent requests for audit, audit-related, tax and other services not previously submitted and approved by the Audit Committee for specific pre-approval may not commence until such approval has been granted.

      A quarterly status of the actual services performed to date is provided to the Audit Committee by the independent auditor. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee for services not to exceed $50,000. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted such specific pre-approval.

      A copy of the Company's Annual Report on Form 10-K has been mailed along with this Notice of Annual Meeting and Proxy Statement to shareholders. Form 10-K may also be reviewed on line at www.standex.com. Shareholders may obtain print copies, free of charge, of Form 10-K, the Company's Codes of Conduct, Committee Charters or the Corporate Governance guidelines by writing to Standex International Corporation, Investor Relations Department, 6 Manor Parkway, Salem, NH 03079. In the alternative, print copies may be requested by e-mailing the request to investorrelations@standex.com.

OTHER PROPOSALS

      Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to the Securities Exchange Act of 1934, the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership in the Common Stock of the Company under

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Section 16(a) with the Securities and Exchange Commission and the New York Stock Exchange, with copies of those reports filed with the Company.

      Based solely upon a review of the copies of the reports furnished to the Company, the Company believes that during fiscal 2007 all executive officers, directors and persons holding more than 10% of the Company's Common Stock have complied with such filing requirements, except as follows.

      In October, 2006, Duane Stockburger exercised a number of options that had been granted in 2001 and 2002. Because the exercise coincided with multiple filings and the Company's annual meeting of shareholders, the filing of the Form 4 was inadvertently delayed for approximately two weeks. The Form 4 reflecting the transaction was filed on November 13, 2006.

STOCKHOLDER PROPOSALS

      Any stockholder desiring to submit a proposal for consideration at the 2008 Annual Meeting of Stockholders must submit such proposal to the Company, in writing, at its executive offices, 6 Manor Parkway, Salem, NH 03079, on or before May 20, 2008.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company on or before August 4, 2008.

By the Board of Directors,

/s/ Deborah A. Rosen

Deborah A. Rosen, Secretary

September 18, 2007

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SXI-PS-07

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Standex [LOGO]		Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 30, 2007.

Vote by Internet * Log on to the Internet and go to www.investorvote.com

* Follow the steps outlined on the secured website.

Vote by telephone * Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[X]	* Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals -- The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors. For three year terms expiring in 2010: Nominees:

	For	Withhold		For	Withhold		For	Withhold
01 - H. Nicholas Muller, III	[ ]	[ ]	02 - William Fenoglio	[ ]	[ ]	03 - Deborah A. Rosen	[ ]	[ ]

		For	Against	Abstain
2.	To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares available for purchase by 200,000.	[ ]	[ ]	[ ]
		For	Against	Abstain
3.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors.	[ ]	[ ]	[ ]

To transact such other business as may come before the meeting.

B. Non-Voting Items
Change of Address -- Please print new address below.	Meeting Attendance
Mark box to the right if you plan to attend the [ ] Annual Meeting.
C. Authorized Signatures -- This section must be completed for your vote to be counted. -- Date and Sign Below

Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys, and corporate officers should add their full titles.

Date (mm/dd/yyyy) -- Please print date below.	Signature 1 -- Please keep signature within the box.	Signature 2 -- Please keep signature within the box.
/ /

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Standex [LOGO]

Proxy - Standex International Corporation

Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoint(s) Roger L. Fix and Deborah A. Rosen as proxies, with full power of substitution, and hereby authorizes them or any of them to vote the stock of the undersigned at the Annual Meeting of Stockholders of Standex International Corporation (the "Company") to be held at Bank of America, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 30, 2007 at 11:00 a.m., and at any adjournments thereof, as indicated below on the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on September 10, 2007 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on October 30, 2007 or any adjournment thereof. Under the Plan, the shares for which no signed proxy card is returned or for which voting instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each proposal for which properly executed instructions were timely received.

Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

(Important - To be Signed and Dated on Reverse Side)

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Standex [LOGO]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[X]

Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals -- The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors. For three year terms expiring in 2010: Nominees:

	For	Withhold		For	Withhold		For	Withhold
01 - H. Nicholas Muller, III	[ ]	[ ]	02 - William Fenoglio	[ ]	[ ]	03 - Deborah A. Rosen	[ ]	[ ]

		For	Against	Abstain
2.	To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares available for purchase by 200,000.	[ ]	[ ]	[ ]
		For	Against	Abstain
3.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors.	[ ]	[ ]	[ ]

To transact such other business as may come before the meeting.

B. Authorized Signatures -- This section must be completed for your vote to be counted. -- Date and Sign Below

Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys, and corporate officers should add their full titles.

Date (mm/dd/yyyy) -- Please print date below.	Signature 1 -- Please keep signature within the box.	Signature 2 -- Please keep signature within the box.

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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Standex [LOGO]

Proxy - Standex International Corporation

Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoint(s) Roger L. Fix and Deborah A. Rosen as proxies, with full power of substitution, and hereby authorizes them or any of them to vote the stock of the undersigned at the Annual Meeting of Stockholders of Standex International Corporation (the "Company") to be held at Bank of America, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 30, 2007 at 11:00 a.m., and at any adjournments thereof, as indicated below on the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on September 10, 2007 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on October 30, 2007 or any adjournment thereof. Under the Plan, the shares for which no signed proxy card is returned or for which voting instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each proposal for which properly executed instructions were timely received.

Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

(Important - To be Signed and Dated on Reverse Side)

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